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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RealD Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

June 20, 2014

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of RealD Inc., I cordially invite you to attend our Annual Meeting of Stockholders on Friday, August 8, 2014, at 100 N. Crescent Drive, Suite 200, Beverly Hills, California at 10:00 a.m. Pacific Time.

        The notice of meeting and proxy statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the meeting. However, whether or not you are present in person, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 2 of the proxy statement.

        Thank you for your continued support of RealD Inc.

Sincerely yours,
Michael V. Lewis Chief Executive Officer and Chairman of the Board of Directors

RealD Inc.
100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on August 8, 2014

TO ALL REALD STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of RealD Inc., a Delaware corporation, will be held on:

Date:	Friday, August 8, 2014
Time:	10:00 a.m. Pacific Time
Place:	RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210
Items of Business:	1.	The election of two nominees for director to serve as Class I directors on our board of directors until the annual meeting of stockholders in 2017;
	2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2015;
	3.	A non-binding advisory vote approving the compensation of RealD's named executive officers as disclosed in the accompanying proxy statement (the "Proxy Statement"); and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. On or about June 24, 2014, we will begin mailing to stockholders either a Notice of Internet Availability of Proxy Materials or this Notice of Annual Meeting, the Proxy Statement and the form of proxy.

        All stockholders are cordially invited to attend the Annual Meeting in person. The record date for the Annual Meeting was June 19, 2014, and only stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Beverly Hills, California June 20, 2014	FOR THE BOARD OF DIRECTORS

Craig Gatarz Chief Operating Officer, General Counsel and Corporate Secretary

IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE OVER THE TELEPHONE OR THE INTERNET, OR IF YOU RECEIVE A PAPER PROXY CARD BY MAIL, BY COMPLETING AND RETURNING THE PROXY CARD MAILED TO YOU AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. VOTING INSTRUCTIONS ARE PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, OR IF YOU RECEIVE A PAPER PROXY CARD BY MAIL, THE INSTRUCITONS ARE PRINTED ON YOUR PROXY CARD AND INCLUDED IN THE ACCOMPANYING PROXY STATEMENT. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

PROXY STATEMENT FOR
2014 ANNUAL MEETING OF STOCKHOLDERS

REALD INC.

100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

PROXY STATEMENT FOR
2014 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The Board of Directors (the "Board") of RealD Inc., a Delaware corporation, is furnishing these proxy materials to you in connection with its solicitation of proxies to be used at RealD Inc.'s Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Friday, August 8, 2014 at 10:00 a.m. Pacific Time at RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, or at any adjournments, continuations or postponements of the Annual Meeting.

        As used in this Proxy Statement, references to "we," "us," "our," "RealD" and the "Company" all refer to RealD Inc. Additionally, references in this Proxy Statement to "Fiscal 2013" mean our 2013 fiscal year which began on March 23, 2012 and ended on March 31, 2013, references to "Fiscal 2014" mean our 2014 fiscal year, which began on April 1, 2013 and ended on March 31, 2014 and references to "Fiscal 2015" mean our 2015 fiscal year, which began on April 1, 2014 and will end on March 31, 2015.

        Our principal executive offices are located at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, and our telephone number is (310) 385-4000.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to make our proxy materials available to our stockholders over the Internet. Under these rules, on or about June 24, 2014, we will begin mailing certain of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"). The Notice of Internet Availability contains instructions on how our stockholders can access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the "2014 Annual Report") over the Internet.

        Our Proxy Statement and our 2014 Annual Report are available at www.proxyvote.com.

        Internet distribution of our proxy materials helps to expedite receipt by stockholders, lowers the cost of the Annual Meeting and conserves natural resources. However, if you received a Notice of Internet Availability and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Why did I receive the proxy materials by mail?

        Due to the small number of stockholders of record with shares registered directly in their name (as further described below), on or about June 24, 2014, we will begin mailing such stockholders of record with shares registered directly in their name our proxy materials, including this Proxy Statement, our 2014 Annual Report and the proxy card.

 Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on June 19, 2014, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. There were 49,896,772 shares of common stock outstanding on the Record Date.

How do I vote?

        Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those beneficially owned, and the procedures for voting are as discussed below.

  Stockholder of Record: Shares Registered in Your Name

        If, as of the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record and these proxy materials are being furnished to you directly by us.

        If you hold shares directly as a stockholder of record, you can vote in one of the following four ways:

  (1)
  Vote at the Annual Meeting and we will give you a ballot when you arrive. Whether or not you attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  (2)
  Vote using the printed proxy card that was mailed to you, complete, sign and date the proxy card and return it in the envelope provided. Proxy cards submitted by mail must be received prior to the Annual Meeting.

  (3)
  Vote over the Internet by going to www.proxyvote.com to complete an electronic proxy card. Your vote must be received by 11:59 p.m. Eastern Time on August 7, 2014. Have your proxy card in hand when you access the website and then follow the instructions.

  (4)
  Vote over the telephone, by dialing toll-free 1-800-579-1639 using a touch-tone telephone. Your vote must be received by 11:59 p.m. Eastern Time on August 7, 2014. Have your proxy card in hand when you call and then follow the instructions.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held in a stock brokerage account, or by a bank or other nominee (also known as shares registered in "street name"), you are considered the beneficial owner of such shares held in street name, and you should have received a notice containing voting instructions from that organization rather than from us. Simply submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

 How do I attend the Annual Meeting?

        The Annual Meeting will be held on Friday, August 8, 2014 at 10:00 am Pacific Time at our offices located at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. If you are a stockholder of record, you must bring proof of identification. If you are a beneficial owner of the shares registered in "street name," you must obtain a valid proxy from your broker, bank or other nominee. Directions to the Annual Meeting are as follows:

  From North

  Exit 405 South on Santa Monica Blvd.
  Turn left onto Santa Monica Blvd.
  Turn right onto Wilshire Blvd.
  Turn left onto N. Crescent Drive.
  100 N. Crescent Drive is on the right.

  From South

  Exit 405 North on Wilshire Blvd., East.
  Turn right onto Wilshire Blvd.
  Turn left onto N. Crescent Drive.
  100 N. Crescent Drive is on the right.

What am I voting on?

        There are three matters scheduled for a vote:

  1.
  Proposal One: the election of two nominees for director to serve as Class I directors on our board of directors until the annual meeting of stockholders in 2017;

  2.
  Proposal Two: the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2015; and

  3.
  Proposal Three: a non-binding advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy vote on those matters in accordance with their best judgment.

How many votes do I have?

        On each matter to be voted on, you have one vote for each share of common stock you owned as of the Record Date. Cumulating votes is not permitted under our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or our Amended and Restated Bylaws (the "Bylaws").

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by telephone, over the Internet, by completing the proxy card that was mailed to you, or in person at the Annual Meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the "NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

        Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory votes on executive compensation and the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-sponsored. Accordingly, your broker, bank or nominee may not vote your shares on Proposals One or Three without your instructions, but may vote your shares on Proposal Two.

What if I return my proxy card or otherwise but do not make specific choices?

        If you complete and mail your proxy card or vote over the Internet or by telephone, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit your proxy card by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted FOR the election of the two Class I director nominees listed in this Proxy Statement to serve until the annual meeting of stockholders in 2017; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2015; and FOR the advisory vote to approve the compensation of our named executive officers. In addition, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy card vote the shares they represent as directed by the Board. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

        We will pay for the cost of this proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding or furnishing proxy materials to such beneficial owners. Proxies may also be solicited personally or by telephone or facsimile by certain of our directors, officers and other employees, without additional compensation. In addition, we have retained Okapi Partners to assist in the solicitation of proxies for a fee of approximately $8,000. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

        If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your Notices of Internet Availability to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You may revoke your proxy at any time prior to the date of the Annual Meeting by: (1) submitting a later-dated vote in person at the Annual Meeting, over the Internet, by telephone or by mail; or (2) delivering instructions to us at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 to the attention of our Corporate Secretary. Any notice of revocation sent to us must include the stockholder's name and must be actually received by us prior to the Annual Meeting to be effective. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card or vote over the Internet or by telephone will not in and of itself constitute a revocation of your proxy. If you intend to revoke your proxy by voting in person at the Annual Meeting, you will be required to give oral notice of your intention to do so to the Inspector of Elections at the Annual Meeting. If your shares are held in street name, you must follow the directions provided by your broker, bank or other nominee regarding how to revoke your proxy.

What is the quorum requirement?

        A quorum, which is the holders of at least a majority of our stock issued and outstanding and entitled to vote as of the Record Date, is required to be present in person or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Your shares will be counted as being present at the Annual Meeting if you appear in person at the Annual Meeting (and are the stockholder of record for your shares), if you vote your shares over the Internet or by telephone, or if you submit a properly executed proxy card. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These un-voted shares are counted as "broker non-votes".

How many votes are needed to approve each proposal?

  Votes required for Proposal One.

        Pursuant to our Bylaws, we have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election for which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote "for," "against" or "abstain" for each nominee. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "for" a director nominee exceeds the number of votes cast "against" the nominee. For these purposes, abstentions will not count as a vote "for" or "against" a nominee's election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal, and therefore, broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instructions from the beneficial owner. If a director nominee does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a "holdover" director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Nominating and Corporate Governance Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and the Board's decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

  Votes required for Proposal Two.

        Ratification of the appointment of Ernst & Young LLP, our independent registered public accounting firm, requires the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting.

  Votes required for Proposal Three.

        The approval of the non-binding advisory vote approving the compensation of our named executive officers requires the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy at the Annual Meeting.

  Treatment of broker non-votes; Abstentions.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Except for the vote to ratify our independent registered public accounting firm, your broker is not entitled to vote your shares on any of the proposals to be considered at the Annual Meeting if no instructions are received from you. As discussed above, abstentions will have no effect on Proposal One as abstentions are not considered votes cast. However, since Proposals Two and Three require the affirmative vote of the holders of a majority of our stock having voting power and present in person or represented by proxy, abstentions will count as a vote against Proposals Two and Three.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, you must submit your proposal in writing to our Corporate Secretary, at our corporate offices at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, no later than February 23, 2015, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the annual meeting of stockholders in 2015, but you are not requesting that your proposal or nomination be included in next year's proxy materials, you must notify our Corporate Secretary, in writing, no earlier than April 13, 2015 and no later than May 11, 2015. However, if our annual meeting of stockholders in 2015 is not held between July 10, 2015 and October 6, 2015, to be timely, notice by the stockholder must be received not earlier than the 120th day prior to the day of the annual meeting of stockholders in 2015 and not later than the 90th day prior to the day of the annual meeting of stockholders in 2015 or, if later, the 10th day following the day on which public announcement of the date of the annual meeting of stockholders in 2015 is first made; provided, however, that in the event the due date for the notice by the stockholder falls on a Saturday, Sunday or federal holiday, such notice by the stockholder will be considered timely if it was delivered to, or mailed and received by, the Corporate Secretary on the next succeeding business day at our corporate offices. You are also advised to review our Bylaws which contain these and other requirements with respect to advance notice of stockholder proposals and director nominees, including certain information that must be included concerning the stockholder and each proposal and nominee. The chairman of the annual meeting of stockholders in 2015, may determine, if the facts warrant, that a matter has not been properly brought before the meeting, and therefore may not be considered at the meeting.

How can I find out the results of the voting at the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. BY RETURNING YOUR PROXY CARD OR VOTING BY TELEPHONE OR INTERNET PROMPTLY, YOU CAN HELP US AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM IS PRESENT AT THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE AN EARLIER SUBMITTED PROXY AND VOTE THEIR SHARES IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

        Our Board is currently comprised of seven members and divided into three classes, in accordance with Section 3.2 of our Bylaws. Only the terms of those two directors serving as Class I directors are scheduled to expire at the Annual Meeting. The terms of our other directors expire in subsequent years. The Board has considered and approved the nomination of Laura J. Alber, a current Class I director, and David Habiger, a current Class I director, for election as Class I directors at the Annual Meeting. All of the nominees have consented to being named in this Proxy Statement and to serve on our Board if elected. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The Class I directors elected at the Annual Meeting will hold office until the annual meeting of stockholders in 2017 and until their successors are elected. The Class II directors consist of Frank J. Biondi, Sherry Lansing and Richard L. Grand-Jean, and they will hold office until the annual meeting of stockholders in 2015 and until their successors are elected. The Class III directors consist of Michael V. Lewis and P.Gordon Hodge, and they will hold office until the annual meeting of stockholders in 2016 and until their successors are elected. Additional information, as of March 31, 2014, about the nominees for election and the other five directors is set forth below.

Class I Directors nominated for election at Annual Meeting

Name	Class	Age	Position(s) with RealD	Director Since
Laura J. Alber	I	45	Director	2013
David Habiger	I	45	Director	2011

        Laura J. Alber has served on our Board since 2013. She currently serves as President and Chief Executive Officer of Williams-Sonoma, Inc., and has been a member of its board of directors since 2010. She has been responsible for establishing many of Williams-Sonoma's growth strategies, including expansion of the Pottery Barn brand and launching the Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen brands. Ms. Alber previously held numerous brand management and executive leadership roles within Williams-Sonoma, including President, Williams-Sonoma, Inc. since 2006; President, Pottery Barn Brands from 2002 to 2006; Executive Vice President, Pottery Barn Merchandising from 2000 to 2002; and Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail from 1999 to 2000. Ms. Alber has led the global expansion of Williams-Sonoma as well as its rapid growth and profitability in eCommerce by combining lifestyle brand merchandising with powerful, data driven analytics. She received a B.A. in psychology from the University of Pennsylvania. Ms. Alber's business and management skills, as well as her extensive experience in brand management, bring a valuable perspective to our Board.

        David Habiger has served on our Board since July 2011. Mr. Habiger is currently a Senior Advisor to Silver Lake Partners and a Venture Partner at Pritzker Group. From June 2011 to July 2012, Mr. Habiger served as the Chief Executive Officer of NDS Group Ltd. until it was acquired by Cisco Systems in July 2012. Previously, Mr. Habiger worked with the founding members of Sonic Solutions (NASDAQ: SNIC), or Sonic, from 1992 to March 2011, was President and Chief Executive Officer of Sonic from September 2005 to February 2011 and was a director of Sonic from October 2010 to March 2011. Mr. Habiger is also a member of the board of directors of Control4 (NASDAQ: CTRL), DTS (NASDAQ: DTSI), Echo Global (NASDAQ: ECHO) and Textura (NASDAQ: TXTR). Mr. Habiger graduated from St. Norbert College with a bachelor's degree in business media in 1991, and graduated from University of Chicago with a Masters in Business Administration in 1998. Mr. Habiger brings to our Board extensive experience in the digital media and entertainment industries and in depth knowledge and understanding of the consumer electronics industry.

Class II Directors with terms expiring in 2015 (not standing for election at Annual Meeting)

Name	Class	Age	Position(s) with RealD	Director Since
Frank J. Biondi	II	69	Director	2010
Sherry Lansing	II	69	Director	2010
Richard L. Grand-Jean	II	71	Director	2010

        Frank J. Biondi has served on our Board since the completion of our IPO on July 21, 2010. Since 1999, Mr. Biondi has been a senior managing director of WaterView Advisors LLC, a private equity fund specializing in media, and a director of Hasbro, Inc., Amgen, Inc., Cablevision Systems Corporation and Seagate Technology. Mr. Biondi was a director of The Bank of New York Mellon from 1995 to 2008 and Harrah's Entertainment (now Caesars Entertainment) from 2002 to 2008. Mr. Biondi was a director of Yahoo! Inc. from 2008 to 2010. Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios from 1996 to 1998 and President and Chief Executive Officer of Viacom Inc. from 1987 through 1996. Mr. Biondi has been a director of over 15 public companies during his career. Mr. Biondi graduated from Princeton University with a bachelor's degree in psychology in 1966 and graduated from Harvard University with a master's degree in business administration in 1968. Mr. Biondi has management advisory experience, experience as a director of public companies and experience in the media and entertainment industry.

        Sherry Lansing has served on our Board since the completion of our IPO on July 21, 2010. Since 2006, Ms. Lansing has been a director of Qualcomm Incorporated. Since 2009, Ms. Lansing has also been a director of Dole Food Company, Inc. Ms. Lansing is the founder and chair of the Sherry Lansing Foundation, a philanthropic organization focusing on cancer research, health and education. From 1992 to 2005, she was the chair of the Motion Picture Group of Paramount Pictures, where she oversaw the release of more than 200 motion pictures, including Academy Award® winners Forrest Gump, Braveheart and Titanic. From 1984 to 1990, she operated her own production company, Lansing Productions, and co-founded Jaffe/Lansing Productions. In 1980, she became the motion picture industry's first female to oversee all aspects of a studio's motion picture production when she was appointed President of Production at 20th Century Fox. She holds additional trustee, chair and advisory positions with the Friends of Cancer Research, the American Association of Cancer Research, and the Carter Center and Stop Cancer, a non-profit philanthropic group she founded in partnership with Dr. Armand Hammer. Ms. Lansing is also a regent of the University of California and serves as Chair of the University Health Services Committee. Ms. Lansing graduated from Northwestern University with a bachelor's degree in speech, and a minor in English and mathematics. Ms. Lansing has management experience, experience as a director of public companies and experience in the media and entertainment industry.

        Richard L. Grand-Jean has served on our Board since the completion of our IPO on July 21, 2010. From 2008, until his retirement on April 1, 2013, Mr. Grand-Jean was a managing director of Hall Capital Partners LLC, leading the firm's business development efforts. From 1992 through 2008, Mr. Grand-Jean was President of Global Film Equity Corp, an investment and consulting firm. From 2001 through 2008, Mr. Grand-Jean was also President of Abel's Hill Capital Corp., a firm specializing in providing advisory services largely for media and entertainment companies. From 1971 to 1992, Mr. Grand-Jean was a partner and managing director of Salomon Brothers. Mr. Grand-Jean graduated from Princeton University with a bachelor's degree in public affairs in 1964, and graduated from University of Chicago School of Law with a juris doctorate in 1967. Mr. Grand-Jean has management experience and experience in the media and entertainment industry.

 Class III Directors with terms expiring in 2016 (not standing for election at Annual Meeting)

Name	Class	Age	Position(s) with RealD	Director Since
Michael V. Lewis	III	50	Chief Executive Officer, Director and Chairman of the Board	2003
P. Gordon Hodge	III	50	Director	2010

        Michael V. Lewis co-founded the Company and has served as Chief Executive Officer and Chairman of our Board since 2003. Prior to co-founding RealD, Mr. Lewis was Chief Executive Officer and co-founder of L-Squared Entertainment, a digital entertainment studio, from 1994 to 2003. While at L-Squared, he served as Producer on the 3D IMAX motion picture The Magic Box and as Co-Producer on T-Rex: Back to the Cretaceous. Prior to L-Squared, Mr. Lewis was Senior Vice President of InterMedia/FilmEquities Inc., a media investment banking and advisory company. Mr. Lewis' experience as our Chairman and Chief Executive Officer and involvement with our formation, along with his knowledge of our business, management skills and performance brings a unique perspective to our Board.

        P. Gordon Hodge has served on our Board since 2010. Mr. Hodge is the Managing Member of Tracker Research, LLC, an investment research company formed in 2013. He was also a founding member and the Managing Member of El Molino Media LLC, a company formed in 2009 to invest in and acquire out-of-favor media assets. Prior to joining our Board, he was a founding partner and managing director of Thomas Weisel Partners LLC, a publicly-traded investment banking firm where he covered media, entertainment and internet sectors as a research analyst from 1999 to 2007 and as an investment banker from 2007 to 2009. Mr. Hodge graduated from Stanford University with a master's degree in business in 1992, and graduated from the University of Washington with a bachelor's degree in business in 1986. Mr. Hodge brings to our Board extensive financial experience, experience in the entertainment industry, management experience and independence.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE PROPOSED CLASS I DIRECTOR NOMINEES IDENTIFIED ABOVE.

 BOARD STRUCTURE

Director Independence

        Our corporate governance guidelines require that a majority of the Board be comprised of "independent directors", as defined under the NYSE director independence standards. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as "independent" unless the board of directors affirmatively determines that such director has no material relationship with the Company. The NYSE Listed Company Manual sets forth specific categories of relationships that disqualify a director from being independent.

        Each year, our Nominating and Corporate Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationship as well as any relationships or transactions between our Company and our directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, our Nominating and Corporate Governance Committee reviews directors' responses to our annual Directors' and Officers' Questionnaire, which requires disclosure of each director's and his or her immediate family's relationships to our Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of our Nominating and Corporate Governance Committee.

        Based on its analysis, the Nominating and Corporate Governance Committee affirmatively determined and recommended to the Board, and the Board confirmed, that six of our seven directors, namely Ms. Alber, Mr. Biondi, Mr. Grand-Jean, Mr. Habiger, Mr. Hodge and Ms. Lansing each meet the standards for independence as defined by applicable listing standards of the NYSE and the rules and regulations of the SEC. Our Board has also determined that Mr. Lewis, our Chief Executive Officer, is not "independent" as defined by applicable listing standards of the NYSE. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

        The Board believes that it should maintain flexibility in its ability to select and revise RealD's leadership structure from time to time, and believes that Mr. Lewis' service as both Chairman of the Board and Chief Executive Officer is currently in the best interest of RealD and its stockholders. Mr. Lewis possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing RealD, and is thus best positioned to develop agendas that ensure that the Board's time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company's ability to communicate its message and strategy clearly and consistently to our stockholders, employees, and customers.

        Pursuant to our corporate governance guidelines, because Mr. Lewis is the Chairman of the Board as well as Chief Executive Officer, the independent members of the Board have designated one of its members to serve as a lead director (the "Lead Director"). Mr. Biondi was appointed Lead Director by the independent directors in 2010, 2011, 2012, 2013 and again in June 2014 and he continues to serve as Lead Director. Mr. Biondi's responsibilities include: (i) to preside at executive sessions of the non-management directors, (ii) to preside at meetings of the Board in the absence of the Chairman of the Board, (iii) to review agendas for meetings of the Board and (iv) to perform any other functions as the Board deems appropriate.

 Board's Role in Risk Oversight

        We have strong corporate governance structures and processes intended to ensure that our independent directors will continue to effectively oversee management and key issues such as strategy, risk and integrity. The Board has primary responsibility for the oversight of risks to the Company and has assigned to the committees of the Board the specific focus of risks inherent in their respective areas of oversight. Each of the committees of the Board is comprised solely of independent directors. Consequently, independent directors oversee such critical matters as the integrity of our financial statements, the compensation of management executives, including the Chief Executive Officer, financial commitments for capital projects, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Each Board committee routinely has independent sessions among its members without management to discuss issues and matters of concern to the committee, and each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee. We believe that our leadership structure supports the risk oversight function of the Board. With our Chief Executive Officer serving as Chairman of the Board, he is able to promote open communication between management and directors relating to risk.

Board Meetings

        The Board held four (4) meetings during Fiscal 2014. During Fiscal 2014, each director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served. The independent directors are given the opportunity to hold executive sessions where members of management are not in attendance at all regularly scheduled Board of Directors meetings. A total of three (3) such executive sessions of the Board of Directors were held during Fiscal 2014.

Board Committees

        The Board has established committees to ensure that we maintain strong corporate governance standards and has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. The charters of our Board committees are available on our website at http://reald.com/content/investor- relations.aspx. You may also request copies of our committee charters free of charge by writing to RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, Attention: Corporate Secretary. Below is a summary of our committee structure and membership information.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Laura J. Alber	—	—	Member
Frank J. Biondi	Member	Chair	—
Richard L. Grand-Jean	Member	—	Chair
David Habiger	—	Member	Member
P. Gordon Hodge	Chair	—	Member
Sherry Lansing	—	Member	—

Audit Committee

        The members of the Audit Committee are Messrs. Grand-Jean, Hodge and Biondi. Mr. Hodge chairs the Audit Committee. Each member of the Audit Committee satisfies the independence standards established by Rule 10A-3 under the Exchange Act, the NYSE and the applicable SEC rules. The Audit Committee assists the Board in its oversight of the integrity of our financial statements and our independent registered public accounting firm's qualifications, independence and performance. The Board has determined that all members of the Audit Committee are financially literate for purposes of the NYSE listing standards and that Mr. Hodge is the "audit committee financial expert" as that term is currently defined in Item 407(d)(5) of Regulation S-K because of his business experience, understanding of generally accepted accounting principles and financial statements, and educational background. The Audit Committee held eleven (11) meetings during Fiscal 2014.

        The Audit Committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and related disclosures;

  •
  reviewing and discussing with management and our independent registered public accounting firm our internal controls and internal auditing procedures, including any material weaknesses in either;

  •
  discussing our accounting policies and all material correcting adjustments with our management and our independent registered public accounting firm;

  •
  monitoring our control over financial reporting and disclosure controls and procedures;

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  appointing, overseeing, setting the compensation for and, when necessary, terminating the engagement of our independent registered public accounting firm;

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  approving all audit services and all permitted non-audit, tax and other services to be performed by our independent registered public accounting firm;

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  discussing with our independent registered public accounting firm its independence and ensuring that it receives the written disclosures regarding these communications required by the Public Company Accounting Oversight Board;

  •
  reviewing and approving all transactions or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers;

  •
  recommending whether the audited financial statements should be included in our Annual Report on Form 10-K and preparing the audit committee report required by SEC rules;

  •
  reviewing all material communications between our management and our independent registered public accounting firm;

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  approving, reviewing and updating our code of business conduct and ethics; and

  •
  establishing procedures for the receipt, retention, investigation and treatment of accounting related complaints and concerns.

Nominating and Corporate Governance Committee

        The members of our Nominating and Corporate Governance Committee are Messrs. Grand-Jean, Hodge and Habiger and Ms. Alber. Mr. Grand-Jean chairs the Nominating and Corporate Governance Committee. As required by the Nominating and Corporate Governance Committee charter, all current members of the committee are independent under NYSE independence standards, as well as applicable SEC rules. The Nominating and Corporate Governance Committee held three (3) meetings during Fiscal 2014.

        The Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of the Board;

  •
  recommending to the Board the persons to be nominated for election as directors;

  •
  assisting the Board in recruiting such nominees;

  •
  recommending to the Board qualified individuals to serve as committee members;

  •
  performing an annual evaluation of the Board;

  •
  evaluating the need and, if necessary, creating a plan for the continuing education of the directors; and

  •
  assessing and reviewing our corporate governance guidelines and recommending any changes to the Board.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values. They should have broad experience and demonstrated excellence in his or her field. In addition, candidates for director should:

  •
  possess relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value;

  •
  have sufficient time to devote to the affairs of the Company and to carry out their duties; and

  •
  have the ability to exercise sound business judgment and provide insight and practical wisdom based on experience.

        Each director must represent the interests of all stockholders. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

        Candidates for director are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of our Board and Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors' overall service to our Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee also determines whether the nominee can be considered independent by the Board for purposes of meeting the NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to our Board by majority vote. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

        The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Any stockholder recommendations proposed for consideration by the committee should be in writing and delivered to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. Submissions must include the full name and address of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

        All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be in writing and received by the Corporate Secretary at our corporate offices not less than 90 days or more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that in the event the due date for the notice by the stockholder falls on a Saturday, Sunday or federal holiday, such notice by the stockholder will be considered timely if it was delivered to, or mailed and received by, the Corporate Secretary on the next succeeding business day at our corporate offices. However, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received, not earlier than the 120th and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made; provided, however, that in the event the due date for the notice by the stockholder falls on a Saturday, Sunday or federal holiday, such notice by the stockholder will be considered timely if it was delivered to, or mailed and received by, the Corporate Secretary on the next succeeding business day at our corporate offices. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Compensation Committee

        The members of the Compensation Committee are Messrs. Biondi and Habiger and Ms. Lansing. Mr. Biondi chairs the Compensation Committee. As required by the Compensation Committee charter, all current members of the Compensation Committee are independent. No director is considered independent to serve on the Compensation Committee if he or she would not qualify as independent under the enhanced independence requirements of the NYSE listing standards, as well as applicable SEC rules. In addition, each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 of the Exchange Act and are "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee held four (4) meetings during Fiscal 2014.

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving, on an annual basis, the corporate goals and objectives relevant to executive officer compensation and evaluating the performance of our executive officers in light of those goals and objectives;

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  reviewing and approving, or recommending for approval by the independent directors on an annual basis, the Chief Executive Officer's corporate goals and objectives and setting the Chief Executive Officer's compensation, including salary, bonus, incentive and equity compensation, based on its evaluation of the Chief Executive Officer's performance in light of the established goals and objectives;

  •
  reviewing and approving, or recommending for approval by the independent directors, a proposal submitted by the Chief Executive Officer for other executive officers' compensation, including salary, bonus, and incentive and equity compensation and any other forms of executive compensation;

  •
  providing oversight of management's decisions concerning the performance and compensation of our other officers, employees, consultants and advisors, which authority it may delegate to other appropriate supervisory personnel;

  •
  reviewing and administering our incentive compensation plans and equity-based plans and recommending changes in such plans to the Board as needed;

  •
  reviewing and making recommendations to the Board with respect to director compensation;

  •
  selecting, retaining and terminating compensation consultants, outside counsel and other advisors as it deems necessary or appropriate in its sole discretion, including the sole authority to approve the fees and retention terms relating to the consultants, counsel and advisors, which fees shall be borne by the Company;

  •
  reviewing and discussing with management the compensation discussion and analysis required to be included in our filings with the SEC, including this Proxy Statement, and recommending whether the compensation discussion and analysis should be included in such filings;

  •
  preparing the compensation committee report required by SEC rules; and

  •
  assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of management succession planning, including planning with respect to the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is or has at any time during the past fiscal year been an officer or employee of the Company. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

 CORPORATE GOVERNANCE

Stockholder and Other Interested Parties' Communications with the Board

        We provide a process by which our stockholders and other interested parties may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Stockholders and other interested parties can contact our non-management directors by sending such communications to the chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. Stockholders and other interested parties wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole, may send a written communication to the same address. The Corporate Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our corporate governance information and materials including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, both of which apply to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, are available on the Company's website at http://reald.com/content/ir-corporate.aspx. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics may also be obtained free of charge by writing to our Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210. The Board regularly reviews these materials and will modify them from time to time as warranted. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer or persons performing similar functions by posting such information on our website at http://reald.com/content/ir-corporate.aspx.

Directors' Attendance at Our Annual Meetings

        Although we do not have a formal policy that mandates the attendance of our directors at our annual stockholder meetings, our directors are encouraged to attend.

Certain Relationships and Related Transactions

        Other than compensation arrangements with our directors and executive officers, which are described under "Management—Compensation of directors" and "Compensation Discussion and Analysis" below or compensation approved by the Compensation Committee that is earned by executive officers that are not named executive officers, during our last three fiscal years, we were not party to any transactions in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification agreements

        Our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons, to the fullest extent authorized or permitted under Delaware law, against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with the investigation, defense, settlement or appeal of any action, hearing, suit or other proceeding, whether pending, threatened or completed, to which any such person may be made a witness or a party by reason of (1) the fact that such person is or was a director, officer, employee or agent of our Company or its subsidiaries, whether serving in such capacity or otherwise acting at the request of our Company or its subsidiaries and (2) anything done or not done, or alleged to have been done or not done, by such person in that capacity. The indemnification agreements also require us to advance expenses incurred by directors and executive officers within 30 days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. The agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that directors and executive officers are entitled to indemnification under the agreements and that we have the burden of proof to overcome that presumption in reaching any contrary determination. We are not required to provide indemnification under these agreements for certain matters, including: (1) indemnification beyond that permitted by Delaware law; (2) indemnification for liabilities for which the director or executive officer is reimbursed pursuant to such insurance as may exist for such person's benefit; (3) indemnification related to disgorgement of profits under Section 16(b) of the Exchange Act; (4) in connection with certain proceedings initiated against us by the director or executive officer; or (5) indemnification for settlements the director or executive officer enters into without our written consent. The indemnification agreements require us to maintain directors' and executive officers' insurance in full force and effect while any director or executive officer continues to serve in such capacity and so long as any such person may incur costs and expenses related to indemnified legal proceedings.

Procedures for related party transactions

        It is our policy that all related party transactions must be reviewed and approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact of such proposed transaction on a director's independence. The Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion. Under our Code of Business Conduct and Ethics, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they are required to report any potential conflict of interest, including related party transactions, to the Nominating and Corporate Governance Committee, the Audit Committee or our general counsel.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board serves as the representative of the Board with respect to its oversight of:

  •
  our accounting and financial reporting processes and the audit of our financial statements;

  •
  the integrity of our financial statements;

  •
  our internal controls;

  •
  our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

  •
  the independent registered public accounting firm's appointment, qualifications and independence; and

  •
  the performance of our internal audit function.

        The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm's fees.

        The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2014 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

        Our management has primary responsibility for preparing our financial statements and our financial reporting process. In addition, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of our financial statements to generally accepted accounting principles, and on the effectiveness of our internal control over financial reporting.

        The Audit Committee hereby reports as follows:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements for Fiscal 2014 with our management.

  (2)
  The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) and Rule 2-07 of Regulation S-X.

  (3)
  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP's provision of non-audit services to us is compatible with its independence.

        The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such service for us.

        Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to our Board, and the Board approved, the inclusion of our audited financial statements in our 2014 Annual Report, as filed with the SEC. The Audit Committee also recommended the reappointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2015.

        The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
P. Gordon Hodge, Chair Frank J. Biondi Richard L. Grand-Jean

 EXECUTIVE OFFICERS

        In addition to Mr. Lewis, described above under the heading "Proposal One—Election of Class I Directors—Class III Directors With Terms Expiring in 2016", the following sets forth the name and age of each of our executive officers as of March 31, 2014 and the current positions held by each of them:

Name	Age	Position
Michael V. Lewis	50	Chief Executive Officer
Joseph Peixoto	61	Former President, Worldwide Cinema
Andrew A. Skarupa	48	Chief Financial Officer and Chief Business Development Officer, Cinema
Craig Gatarz	52	Chief Operating Officer and General Counsel
Leo Bannon	53	Executive Vice President, Consumer
Gary Sharp	51	Chief Technology Officer and Chief Innovation Officer

        Joseph Peixoto has served as our President, Worldwide Cinema, since 2005. Mr. Peixoto joined RealD from United Cinemas International where he served as President and Chief Executive Officer from 1998 to 2004. Prior to United Cinemas, from 1992 to 1998, Mr. Peixoto was President of Famous Players, a Canadian-based theater chain owned by Paramount/Viacom. Mr. Peixoto retired and resigned from the Company effective March 31, 2014.

        Andrew A. Skarupa currently serves as our Chief Financial Officer and Chief Business Development Officer, Cinema. Mr. Skarupa has served as our Chief Financial Officer since 2005 and served as our Chief Operating Officer from 2005 to 2013. Prior to joining RealD, Mr. Skarupa served from 2004 to 2005 as Vice President of Finance at WaterMark Sports, a designer and producer of outdoor products. Before WaterMark, Mr. Skarupa served as Chief Financial Officer of Alliant Protection Services, an electronics security company from 2002 to 2004. Before joining Alliant, Mr. Skarupa served as Vice President of Finance for Free-PC, an idealab network company acquired by eMachines. Prior to Free-PC, Mr. Skarupa served as Vice President of Finance for idealab. Mr. Skarupa joined idealab after working at MiniMed, a publicly held medical device manufacturer. Prior to MiniMed, Mr. Skarupa was an auditor at Deloitte & Touche in Los Angeles. Mr. Skarupa is a licensed CPA.

        Craig Gatarz joined RealD in January 2010 and currently serves as our Chief Operating Officer and General Counsel. Mr. Gatarz previously served as the Chief Administrative Officer and General Counsel for Vuclip, a mobile video search company, from 2008 to 2010. Prior to Vuclip, Mr. Gatarz served as Chief Operating Officer and General Counsel of JAMDAT Mobile Inc., a publicly traded mobile games publisher, from 2000 until its acquisition by Electronic Arts, Inc. in 2006. Prior to JAMDAT Mobile, Mr. Gatarz served as General Counsel of Netgateway, Inc., an e-commerce provider, from 1999 to 2000. From 1990 to 1999, Mr. Gatarz practiced law at the firm of Jones Day.

        Leo Bannon joined RealD as Executive Vice President, Global Operations in October 2011 and currently serves as our Executive Vice President, Consumer. Prior to joining RealD, from May 2008 to August 2010, he served as President and Chief Operating Officer of Moxtek, a manufacturer of optical components, and from March 1999 to March 2007, Mr. Bannon served as President and Chief Executive Officer of ColorLink, a photonics company that focused on liquid crystal displays and optical filter technologies. At ColorLink, Mr. Bannon established a variety of joint ventures, technology license agreements and key partnerships, including an alliance with RealD to develop RealD's first cinema system which led to RealD's acquisition of ColorLink in 2007. Earlier in his career from January 1996 to March 1999, Mr. Bannon served as President of the Balzers Thin Films Division of Balzers AG, a supplier of thin film coatings and components. Mr. Bannon received a Bachelor of Science degree in chemical engineering from the University of Rhode Island and an MBA from Wilmington College.

        Gary Sharp joined RealD as Chief Technology Officer in February 2007 after RealD acquired ColorLink, a photonics company that focused on liquid crystal and optical filter technologies. In 2011, Mr. Sharp also assumed the additional title of Chief Innovation Officer. In April 1995, Mr. Sharp co-founded ColorLink, where he served as Vice President, Research and Development, as well as Chief Technology Officer. Mr. Sharp earned a B.S. in Electrical and Computer Engineering from the University of California, San Diego and a Ph.D. in Electrical and Computer Engineering from the University of Colorado, Boulder.

COMPENSATION DISCUSSION AND ANALYSIS

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid or awarded to, or earned by, our "named executive officers" in Fiscal 2014. Our named executive officers are our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For Fiscal 2014, the named executive officers and their positions were:

  •
  Michael V. Lewis, Chief Executive Officer, Director and Chairman of the Board;

  •
  Andrew A. Skarupa, Chief Financial Officer and Chief Business Development Officer, Cinema;

  •
  Joseph Peixoto, former President of Worldwide Cinema;

  •
  Craig Gatarz, Chief Operating Officer and General Counsel; and

  •
  Leo Bannon, Executive Vice-President, Consumer.

        This compensation discussion and analysis section addresses and explains the compensation practices that were followed in Fiscal 2014, the numerical and related information contained in the summary compensation and related tables presented below, and actions taken regarding executive compensation after the end of Fiscal 2014, that could affect a fair understanding of a named executive officer's compensation during Fiscal 2014.

Overview of Fiscal 2014

        Our Fiscal 2014 financial performance fell slightly short of our expectations as we continued to face industry and operational challenges in Fiscal 2014. These included lower license revenues resulting from a decrease in box office performance and recent consumer preference trending towards 2D over 3D. We also experienced lower domestic eyewear usage and lower international eyewear sales. We intend to address these challenges and grow our business by maximizing the performance of our existing cinema platform, focusing our expansion efforts on high growth markets, reducing costs, operating expenses and capital expenditures and continuing to innovate and develop new 2D and 3D technologies that will strengthen our market leading position in cinema while positioning us for profitable growth in the years to come. Despite these challenges, as of June 19, 2014, our stock price had increased approximately 15% from our stock price as of the end of Fiscal 2014 and approximately 22% from our average stock price in Fiscal 2014.

        As further described below, our compensation is linked to our company performance and, accordingly, our executive compensation for Fiscal 2014 was paid at levels that were below the targets set at the beginning of the year. We have also taken steps to further enhance the link between executive compensation and our company performance.

 Executive Summary

        Our executive compensation program design provides a balanced approach between rewarding our executives for current and long-term performance and links pay to performance. The highlights of our compensation program include:

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  Our compensation is linked to performance. The majority of our named executive officers' average fiscal 2014 compensation was at-risk (consisting of annual performance-bonus and equity awards). Further, our Chief Executive Officer's Fiscal 2015 compensation has been structured to be nearly 100% performance based, as all of his cash base salary (beginning in June 2014), annual performance-based bonus and Fiscal 2015 equity awards are contingent on achieving challenging future performance goals.

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  In November 2013, each of our named executive officers voluntarily elected to forego 25% of their base salary for the following year in exchange for a one-time award of restricted stock units granted with a 15% premium over the amount of salary foregone. The premium was to recognize the ongoing stock price risk that is not a part of a cash salary and to provide an incentive for participation in the cash-saving program. This demonstrates our named executive officers' dedication to the Company by placing the value of their guaranteed cash salary at risk in a manner that increases alignment of their interests with those of our stockholders.

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  Our annual performance-based bonuses and performance-based equity awards encourage our named executive officers to achieve our most important financial metrics and to meet rigorous corporate goals.

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  In Fiscal 2014, the Company achieved 93% of the target earnings before interest, taxes, depreciation and amortization (plus or minus adjustments defined under the Company's credit facility)("Adjusted EBITDA") goal. However, the Compensation Committee used negative discretion to recognize the Company's disappointment with its market performance, operational challenges and the fact that Adjusted EBITDA was achieved through cost reduction instead of growth and reduced significantly the performance bonuses awarded to our named executive officers to a bonus equivalent to 45% of their target bonus for Fiscal 2014.

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  100% of our Chief Executive Officer's Fiscal 2014 equity compensation was granted contingent on the Company achieving certain levels of total licensing revenue ("TLR") during the period between April 1, 2013 and March 31, 2015. Cumulative two-year licensing revenue was chosen as a key driver of future value for our business since we are primarily a technology licensing company. The Fiscal 2014 equity compensation value for the other named executive officers below our Chief Executive Officer was made 50% contingent on achievement of the same total licensing revenue goals during the same time period. The two-year licensing revenue goal for these performance-based awards was set at a challenging level and it does not currently appear that the contingent Fiscal 2014 equity compensation will be fully earned, reinforcing the pay-for-performance feature of these grants as well as the rigor of the cumulative two-year TLR performance goal.

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  Our Chief Executive Officer's Fiscal 2013 option award was amended during Fiscal 2014 to make it contingent on relative shareholder return versus the average TSR of the NASDAQ US Small Cap Media Index (the "Index") over a 3 to 5-year period, with a requirement of at least a return at or above the 40th percentile of the Index to earn any of his previously time-vested options and a requirement to be at or above the 70th percentile to earn all of the previously time-vested options. When combined with the 100% contingent equity award in Fiscal 2014 and Fiscal 2015, these grants ensure that our Company performs before any equity award for our Chief Executive Officer vests. As of June 1, 2014, our total shareholder return versus the Index was tracking below the threshold and none of the awards would be earned if the performance period ended now.

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  Our Chief Executive Officer's Fiscal 2014 equity award grant date fair value was positioned slightly below the median of the Fiscal 2014 peer group and was considerably lower than the grant date fair value of his Fiscal 2013 equity award. This reduction in grant value for Fiscal 2014 was in spite of the fact that our stock price on the grant date of the Fiscal 2014 equity award was 32% higher than our stock price on the grant date of the Fiscal 2013 grant. Also, following the amendment of the Fiscal 2013 grant, both the Fiscal 2013 and Fiscal 2014 grants were 100% performance based. Further, for Fiscal 2015, the Chief Executive Officer's equity award was also granted 100% as performance contingent stock units, based on a challenging cumulative two-year licensing revenue goal, and the grant date fair value of the Fiscal 2015 award was set below the median of the peer group and over 20% below the grant date fair value of the Chief Executive Officer's Fiscal 2014 award. The reduced and performance-contingent Fiscal 2015 equity award value does not include any make-up for the fact that prior contingent awards are likely to be forfeited for missing performance goals, and none of the performance requirements attached to Fiscal 2013 and Fiscal 2014 awards have been changed to make them more likely to be earned. This is consistent with the Company's pay-for-performance compensation approach.

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  We do not provide for "single trigger" change of control cash payments. Our executive change in control and severance benefits require that the executive be terminated without cause or resign for good reason in connection with a change in control transaction to receive such payments.

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  We do not provide for excise tax gross ups in connection with change in control severance payments.

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  Total direct compensation (consisting of base salary, earned cash performance bonus and equity award value (based on the total grant date fair value as determined under FASB ASC Topic 718, Stock Compensation)) for the named executive officers as a group in Fiscal 2014 was near the median level of the Fiscal 2014 peer group.

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  The Chief Executive Officer's Fiscal 2015 target compensation (consisting of base salary, target performance bonus and equity award value) is set below the median of the peer group for his position, with 20% lower equity value than in Fiscal 2014. Beginning in June 2014, he has given up all guaranteed cash salary for the remaining portion of Fiscal 2015. Instead, he may earn back all of the Fiscal 2015 cash salary he gave up only if the Fiscal 2015 performance-based bonus program free cash flow goal is exceeded by 8%, which is a challenging goal. The requirement to earn back his full Fiscal 2015 cash salary by exceeding the Fiscal 2015 free cash flow goal by 8% expands and improves the pay-for-performance requirement for Mr. Lewis that began with the amendment of his Fiscal 2013 time-vested equity to make it performance contingent, as well the granting of all Fiscal 2014 and Fiscal 2015 equity with challenging two-year performance goals.

        The following compensation governance practices support and regulate our compensation program:

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  The Compensation Committee is composed solely of independent directors and the Compensation Committee directly retains a compensation consultant that it has determined to be objective and free of conflicts of interest;

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  We maintain a clawback policy for the recovery of performance-based compensation in the event of a financial restatement; and

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  The Compensation Committee regularly assesses our executive compensation program, including, when necessary, engaging with stockholders, to better align the company's compensation policies with the interests of our stockholders.

Advisory Vote on Executive Compensation and Company Response

        In our advisory vote on executive compensation at our 2013 annual stockholder meeting, approximately 94% of the votes (including votes cast for, against or abstaining) voted in favor of our executive compensation program. This level of support was particularly meaningful for the Compensation Committee in light of the significant changes the Compensation Committee took in response to stockholder concerns expressed in our prior advisory stockholder vote on executive compensation. In early Fiscal 2014, our Compensation Committee engaged in outreach seeking feedback from our major stockholders to better understand their views on executive compensation. They held comprehensive discussions with institutional stockholders, examined reports and analyses issued by proxy advisory services, analyzed compensation practices at other companies, reviewed emerging compensation "best practices" and solicited advice from the independent compensation consultant. Based on these efforts, the Compensation Committee took several actions to enhance the link between pay and performance in the design of our executive compensation programs. Among other things, the Compensation Committee amended Mr. Lewis' Fiscal 2013 stock option award to vest based upon achievement of multi-year performance goals rather than solely on Mr. Lewis' continued service and granted all of his Fiscal 2014 equity contingent on achieving multi-year performance goals.

        The Compensation Committee considered the result of the 2013 stockholder advisory vote and based on the strong support, concluded that our compensation policies, practices and philosophy for our named executive officers, including the changes we made in early Fiscal 2014 before the advisory vote, is supported by our stockholders. Further, the Compensation Committee determined to use negative discretion to reduce the Fiscal 2014 cash bonuses paid to our named executive officers by over 50% below the payout level that would have resulted from actual Adjusted EBITDA performance under the pre-established performance-based bonus payout structure. The Compensation Committee also determined we should continue to enhance the link between pay and performance to proactively address our stockholders' concerns. Accordingly, for Fiscal 2015, the Compensation Committee took the following actions in June 2014 to reinforce our continued commitment to pay for performance:

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  Reduced Mr. Lewis' guaranteed Fiscal 2015 cash base salary, beginning in June 2014, to $0, but with an opportunity to earn back all cash salary foregone after the year ends if the free cash flow budget is exceeded by 8%. This causes nearly 100% of Mr. Lewis' Fiscal 2015 total compensation to be at-risk and based on Company performance. Only after the performance goals under our Fiscal 2015 performance-based bonus program are exceeded and all employee bonuses are funded, does Mr. Lewis begin to earn back a portion, or all, of his Fiscal 2015 base cash salary foregone. He is able to earn back $1 of foregone salary for every $3 over which we exceed the free cash flow goal, so his Fiscal 2015 salary may be earned partially or in full depending on how much the year's free cash flow is above the goal. The Company would have to exceed the performance-based bonus program's free cash flow goal by about 8% for Mr. Lewis to fully earn back his Fiscal 2015 salary foregone, which over-performance requirement is quite challenging.

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  Reduced the value of Mr. Lewis' equity grant to a level below our peer group median. Mr. Lewis' Fiscal 2015 equity award is more than 20% less than the value of Mr. Lewis' Fiscal 2014 equity award (based on the grant date fair value of the award, assuming target performance). Each of Mr. Lewis' Fiscal 2014 and Fiscal 2015 equity grants vest 100% based only upon the achievement of performance goals. If the performance period for Fiscal 2013 and Fiscal 2014 awards hypothetically ended on June 4, 2014, then none of the Mr. Lewis' performance-based equity awards granted in Fiscal 2013 or Fiscal 2014 would be earned. While there is still more time to earn these awards under their terms, the performance goals are challenging enough that their achievement remains in doubt.

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  Made no increases to Mr. Lewis' or any other named executive officer's base salary rates or target bonus opportunities for Fiscal 2015.

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  Implemented a rigorous Fiscal 2015 performance-based bonus program that requires exceeding our free-cash flow budget and also achieving a minimum level of our Adjusted EBITDA goal for Fiscal 2015 (collectively, "FY2015 Targets") before any bonuses can be earned.

        We will continue to consider the outcome of our say-on-pay votes and our stockholders views in addition to reports and analyses issued by proxy advisory services, compensation practices at other companies, emerging compensation "best practices" and the advice of our independent compensation consultant when making future compensation decisions for our named executive officers.

Executive compensation objectives and philosophy

        During Fiscal 2014, the Compensation Committee members were Frank J. Biondi, Sherry Lansing and David Habiger. The Compensation Committee is responsible for determinations and oversight with respect to our executive compensation policies and decisions.

        Our overall compensation philosophy is to attract, motivate and retain talented executives, ensure compensation is closely aligned with our corporate strategies and objectives and the long-term interests of our stockholders and ensure that total compensation is fair, reasonable and competitive within our industry. The Compensation Committee reviewed overall Company and individual performance in connection with its review and determination of each named executive officer's compensation.

        The primary objective in setting the named executive officers' compensation, which is primarily based on the recommendation from our Chief Executive Officer (other than for compensation for our Chief Executive Officer), is to provide them with a fair, reasonable and competitive level of compensation, taking into account:

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  Performance and the Company's performance;

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  Responsibilities and length of service to the Company;

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  Past compensation; and

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  Compensation relative to each other.

        We believe we have assembled an outstanding management team and that the compensation amounts paid to our named executive officers for their services in Fiscal 2014 were fair, reasonable and in our best interests.

Components of executive compensation

        The compensation of the named executive officers has three primary components:

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  Annual base salary;

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  Performance-based cash bonus opportunity; and

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  Long-term equity-based compensation.

        In addition to the above, we also provide severance to our named executive officers under certain circumstances, including their involuntary termination in connection with a change of control transaction. Perquisites and benefits generally available to other employees represent only a de minimis portion of the total compensation of the named executive officers.

        Our Compensation Committee has a structured approach to compensating our named executive officers, and all officers generally have the same compensatory features and provisions with the exception of compensation amounts, and with the exception of some additional performance contingencies for the Chief Executive Officer's equity awards related to Fiscal 2013 and to his Fiscal 2015 salary. The purpose of these differences is to make the Chief Executive Officer's compensation, which is higher than the other officers', more accountable for Company performance than the others. In making decisions about compensation amounts, the Compensation Committee seeks input from our Chief Executive Officer and the head of our Human Resources Department. Mr. Lewis provides periodic reviews of the performance of each of our named executive officers and recommends to the Compensation Committee the base salaries, bonus compensation targets and amounts and the equity to be granted to our named executive officers (other than himself). The head of our Human Resources Department (in consultation with our compensation consultant) recommends to the Compensation Committee the base salary, bonus compensation target and amount and equity to be granted to our Chief Executive Officer. The Compensation Committee reviews the recommendations of Mr. Lewis and the head of our Human Resources Department, and in its judgment and discretion, approves, modifies or rejects such recommendations in determining the appropriate base salaries, bonus compensation targets and amounts and equity compensation for each named executive officer.

        The Compensation Committee's current approach is to review annually the named executive officers' compensation for adjustments and equity grants with any such adjustments and/or new equity compensation grants becoming effective on or about July 1st, after the release of the prior fiscal year's financial results. The Compensation Committee does not have any formal policies for allocating compensation among salary, annual performance bonus awards and long-term equity grants. Instead, the Compensation Committee uses its judgment to establish for each named executive officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program. However, because we believe it is important to our success to aggressively pursue long-term corporate goals, to avoid excessive risk taking and to preserve our cash resources, a significant portion of the named executive officers' total compensation is comprised of performance- based bonus opportunities and long-term equity awards, which align the executive officers' incentives with the interests of our stockholders.

Compensation consultant

        The Compensation Committee has the authority under its charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities. In 2010, the Compensation Committee engaged an independent outside compensation consultant, Frederic W. Cook & Co., Inc. ("Cook"), to assess our compensation program's effectiveness in supporting our business strategy and ability to sustain our projected growth, to construct a peer group of companies, provide marketplace information, provide advice on competitive market practices and also provide a framework for transitioning our compensation programs and processes to public company norms as we approached our initial public offering in July 2010 (the "IPO").

        Our Compensation Committee engaged Cook again in late calendar year 2012 for a presentation in February 2013 to recommend updates to the peer company group it had provided for the Company in 2010 and to conduct a new assessment comparing the compensation of our named executive officers to compensation for similarly situated executives at the revised peer group of companies. In developing the revised peer group, Cook selected publicly-traded media and technology companies with revenue of between $80 million and $1 billion and market capitalizations of approximately $200 million to $3.5 billion. At the time of selection, Regal Entertainment Group and Cinemark Inc. were included in the peer company group even though they had revenues outside of the range provided above because their businesses are reliant on cinema box office performance similar to RealD's business. Based on these parameters, Cook recommended, and our Compensation Committee approved, the following Fiscal 2014 peer company group:

Avid Technology, Inc.	DreamWorks Animation SKG, Inc.	Regal Entertainment Group
Cinemark Inc.	DTS, Inc.	Rovi Corp
Coherent Inc.	IPG Photonics Corp.	SeaChange International Inc.
Demand Media Inc.	Limelight Networks, Inc.	Synaptics Inc.
Digital Generation, Inc.	Monotype Imaging Holdings, Inc.	TiVo Inc.
Digital River Inc.	National CineMedia, Inc.	Universal Display Corp.
Dolby Laboratories, Inc.	RealNetworks Inc.

        The Compensation Committee reviewed the market data compiled by Cook in late Fiscal 2013 for the Fiscal 2014 peer company group for context in making Fiscal 2014 compensation decisions for the named executive officers. The Compensation Committee generally reviews the market data provided by Cook as a point of context to ensure that our executive compensation program as a whole is competitive to attract and retain an outstanding executive team. The Compensation Committee does not target compensation to a particular level of the market data. In making Fiscal 2014 compensation decisions for the named executive officers, the Compensation Committee considered the performance of each named executive officer (including recommendations from our Chief Executive Officer with respect to the named executive officers other than himself, and the head of Human Resources), the market data and recommendations provided by Cook, internal pay equity among individuals, past compensation, job responsibility and length of service, retention risk, company performance, and the Compensation Committee's emphasis on performance-based compensation. The Compensation Committee uses all of these factors to set the compensation of our named executive officers at levels that the Compensation Committee considers to be competitive and appropriate for each named executive officer.

        In June 2014, the Compensation Committee reviewed information from Cook about potential conflicts of interest and analyzed whether the work of Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Cook; (ii) the amount of fees from the Company paid to Cook as a percentage of the firm's total revenue; (iii) Cook's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Cook, or the individual compensation advisors employed by Cook with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by Cook. Based on these factors, the Committee determined that there were no conflicts of interest with respect to Cook providing services to the Compensation Committee.

Annual base salary

        Base salary is provided to our named executive officers to be competitive in the marketplace and to provide a portion of compensation that is not at risk. In general, base salaries for our named executive officers are determined based on the executive's qualifications, experience, prior salary and the compensation levels of our other executive officers. Each year, the base salaries of the named executive officers are reviewed and approved by the Compensation Committee, based on, in the case of the named executive officers other than our Chief Executive Officer, recommendations from our Chief Executive Officer and in the case of our Chief Executive Officer, recommendations from the head of our Human Resources Department (in consultation with Cook). Adjustments are made to base salaries based on the scope of an executive's responsibilities and individual performance and contribution.

Performance-based cash bonus opportunity

        In addition to base salaries, annual performance-based cash bonuses can be earned by our named executive officers based on our achievement of our key corporate financial goals and the named executive officer's individual performance. For Fiscal 2014, the named executive officers had the opportunity to earn annual cash bonuses pursuant to the terms of the executives' employment agreements and the 2010 Management Incentive Plan.

        At this stage in the Company's development, the Compensation Committee determined for Fiscal 2014 that Adjusted EBITDA was the most important annual financial metric for the Company. Therefore, the Company established Adjusted EBITDA as the primary corporate performance goal upon which all of the named executive officers' annual performance bonuses will be determined for Fiscal 2014. However, the Compensation Committee also assessed the performance of each of the named executive officers individually in determining annual cash bonus amounts.

Long-term equity-based compensation

        Historically, we provided long-term equity incentive compensation to retain our named executive officers and to provide for a significant portion of their compensation to be at risk and linked directly with the Company stockholders' value. Prior to our IPO in 2010, long-term compensation was generally provided through equity awards in the form of stock options with time and/or performance-based vesting conditions subject to continued service, pursuant to award agreements under the terms and conditions of our 2004 Amended and Restated Stock Incentive Plan (the "2004 Plan"). In connection with our IPO, we adopted the RealD Inc. 2010 Stock Incentive Plan (the "2010 Stock Plan"), and all equity compensation grants following our IPO were issued under and subject to the terms of the 2010 Stock Plan. Details on previously granted awards under the 2004 Plan and 2010 Stock Plan to the named executive officers are provided in the "Outstanding equity awards at Fiscal 2014 year-end" and the "Grants of plan-based awards—Fiscal 2014" tables below.

        Prior to Fiscal 2014, we used stock options as the main form of equity awards for our named executive officers because these awards provide value to the executive only if our stock price increases and promotes retention by requiring that the executive remain in our service over a period of time. Additionally, in Fiscal 2012, because of our strong financial performance in which the applicable target Adjusted EBITDA objective was exceeded, in addition to stock options, we granted our named executive officers restricted stock units awards ("RSUs") which vested over a three-year time period subject to the named executive officer's continued service with the Company. Through possession of stock options or RSUs, our executives participate in the long-term results of their efforts, whether by appreciation of the Company's value or the impact of business setbacks, either Company-specific or industry based.

        For Fiscal 2014, the Compensation Committee modified the type and mix of equity awards we provide to our named executive officers, and instead of granting stock options, the Compensation Committee determined it would grant a mix of time-based RSUs and performance-based stock unit awards ("PSUs") to our named executive officers, and with respect to our Chief Executive Officer, solely PSUs, to further link the compensation of our named executive officers to performance.

        Equity awards may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made to executive officers, including the named executive officers, once a year unless such executive officer is promoted, in which case an equity award grant will normally be made at that time, or, in rare circumstances, for recognition of outstanding performance. The annual equity awards are generally granted to the named executive officers in or around June following our March fiscal year end. Additionally, the Compensation Committee generally grants an equity award shortly after an executive officer commences employment. We do not time the granting of equity awards with any favorable or unfavorable news, and the proximity of the grant of any equity awards to an earnings announcement or other market events is coincidental.

        In June 2011, our Board adopted the RealD Inc. 2011 Employee Stock Purchase Plan ("ESPP") which was subsequently approved by our stockholders in July 2011. The ESPP is designed to comply with the requirements of Internal Revenue Code ("Code") Section 423 and is intended to enable our employees (including our eligible named executive officers) to acquire our common shares and further align the interests of our employees with those of our stockholders. The ESPP is described in greater detail below in the "Incentive compensation plans" section.

Employee benefits and perquisites

        We have not offered extensive or elaborate benefits to our named executive officers. We have sought to compensate our named executive officers at levels that eliminate the need for perquisites and enable each individual officer to provide for his or her own specific needs. We have offered other employee benefits to the named executive officers for the purpose of meeting current and future health needs for the executives. These benefits, which have been generally offered to all eligible employees, include medical, dental and life insurance benefits, short-term disability pay, long-term disability insurance, flexible spending accounts for medical and dependent care expense reimbursements and a 401(k) retirement savings plan, described further in "Incentive compensation plans" below.

Severance benefits

        Each of the named executive officers, pursuant to each of their employment agreements, is eligible to receive contractually-provided severance benefits. These severance benefits are intended to provide compensation while the named executive officer searches for new employment after experiencing an involuntary termination of employment from us. We believe that providing severance protection for these named executive officers upon their involuntary termination of employment is an important retention tool that is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. We have not historically taken into account any amounts that may be received by a named executive officer following termination of employment when establishing current compensation levels. Our stock option grant agreements and RSU and PSU grant agreements with the named executive officers also generally provide for some or all of the unvested portion of the award to vest immediately upon the occurrence of certain types of termination and/or company transaction events, described below under "Executive employment agreements". For further details of the potential amounts that a named executive officer may receive in connection with a company transaction and termination, see "Potential payments upon termination or company transaction" below.

Tax and accounting considerations

        Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. We record stock-based compensation expense on an ongoing basis according to ASC 718. The Compensation Committee has considered, and may in the future consider, the grant of other stock awards to executive officers in lieu of or in addition to stock option, RSU and PSU grants in light of the accounting impact of ASC 718 with respect to stock option and RSU and PSU grants and other considerations. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

        Section 162(m) of the Code limits companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation." To maintain flexibility in compensating executive officers in a manner designed to promote our goals, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as "performance-based compensation," for purposes of section 162(m) or that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with the best interests of us and our stockholders.

Policy on recoupment of compensation

        In June 2010, our Board unanimously approved a Policy on Recoupment of Compensation (the "Recoupment Policy") primarily to deter our senior executives and other key employees from taking actions that could potentially harm the Company and to deter any financial or accounting irregularities with respect to our financial statements. We incorporated the Recoupment Policy into the employment agreements with our named executive officers, the 2010 Stock Plan and into the 2010 Management Incentive Plan.

        Pursuant to our Recoupment Policy, certain members of management, including all of the named executive officers, may be directed to return to us performance-based compensation that the executive had previously received if either:

  (i)
  There is a restatement of any of our financial statements previously filed with the SEC (regardless of whether or not there was any misconduct committed by an executive) other than those due to changes in accounting policy, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the named executive officer, or

  (ii)
  The named executive officer's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either: (x) was a contributing factor or partial factor to us having to restate any of our financial statements previously filed with the SEC or (y) constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

        In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the named executive officers that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct (as described in clause (ii) above), any recoupment of compensation will be limited to a three year look-back period from the date the financial or accounting irregularity was discovered by us.

        Moreover, if the Compensation Committee determines that one of the named executive officers has engaged in misconduct, the Compensation Committee may take actions with respect to such executive as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to a three year look-back period) and/or disciplinary actions, including termination of employment. The Compensation Committee's power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.

 Risk assessment of compensation programs

        The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our named executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Our annual incentive bonus program is structured based on pre-established performance goals and includes maximum payout caps. Additionally, our equity incentive grants have traditionally been structured to provide longer term incentives, we have adopted stock ownership guidelines for our directors, our insider trading policy prevents selling our shares short or entering into similar derivative transactions and we have a recoupment of compensation policy in place. As a result, the Compensation Committee believes our compensation programs strike a balance between providing secure compensation and appropriate long-term incentives, such that our named executive officers are not encouraged to take unnecessary or excessive risks.

Fiscal 2014 compensation decisions

Fiscal 2014 base salaries

        In June 2013, the Compensation Committee reviewed the compensation of Messrs. Lewis, Skarupa, Peixoto, Gatarz and Bannon for potential adjustments and equity compensation grants for Fiscal 2014. The Compensation Committee increased the base salary of Mr. Gatarz to $420,000 effective as of July 1, 2013 because the Compensation Committee determined that his compensation should be internally equitable with Mr. Bannon, and that the increase was warranted to recognize Mr. Gatarz' individual achievement in Fiscal 2013 as well as his role, which is both General Counsel and head of the Human Resources department. The base salaries and other compensation components for Messrs. Lewis, Skarupa, Peixoto and Bannon for Fiscal 2014 remained unchanged from Fiscal 2013.

        The following table provides the annual base salaries for each of our named executive officers for Fiscal 2013 and 2014:

Name	Fiscal 2013 base salary	Fiscal 2014 base salary
Michael V. Lewis	$700,000	$700,000
Andrew A. Skarupa	$450,000	$450,000
Joseph Peixoto	$625,000	$625,000
Craig Gatarz	$400,000	$420,000
Leo Bannon	$420,000	$420,000

Salary for Stock Program

        On November 19, 2013, the Compensation Committee approved a proposal to permit certain officers of the Company to exchange a portion of such officer's future base salary for the one year period commencing on November 25, 2013 in exchange for the grant of RSUs under the 2010 Stock Plan to be settled into such number of shares of common stock of the Company with a total fair market value as of November 25, 2013 equal to 115% of such foregone salary. The purpose of this program was to save Company cash and to ensure greater alignment with stockholders than was provided through a fixed and guaranteed cash salary. Pursuant to such proposal, on November 25, 2013, each of the named executive officers voluntarily elected to forego 25% of their base salary over the one year period ending November 24, 2014 in exchange for RSUs to be settled into such number of shares of common stock of the Company as set forth in the table below. The value of the RSUs represented the number of shares, based on the closing share price of $8.73 on November 25, 2013, which is when the election was made, equivalent to 115% of the amount of the foregone salary. The

15% premium was included to provide an incentive for the officer to make the election, thereby helping the Company to conserve cash and further linking executive compensation to Company performance. The RSU awards granted to the named executive officers vest in twenty-six (26) substantially equal installments commencing on December 6, 2013 and every two weeks thereafter on each of the Company's payroll payment dates over the following one-year period, subject to the named executive officer's continued service with the Company. After vesting, the shares are generally delivered to the named executive officers on the six (6) month anniversary and the twelve (12) month anniversary of November 25, 2013. This arrangement served to convert fixed cash compensation the named executive officers would earn into at-risk equity compensation that might be worth less than the salary if the stock price were to fall after the conversion election, the value of which varies directly in proportion to the interests of our stockholders. The bonus plan for Fiscal 2014 was based on the cash salary rate in effect prior to the election to convert salary into additional shares.

        The following table provides the foregone base salary and the RSU award in exchange of such foregone base salary for each of our named executive officers which commenced on November 25, 2013 for a one-year period:

Name	Fiscal 2014 base salary	25% voluntary reduction in cash base salary	Shares of common stock subject to RSU award in exchange for foregone cash base salary
Michael V. Lewis	$700,000	$175,000	23,052
Andrew A. Skarupa	$450,000	$112,500	14,819
Joseph Peixoto	$625,000	$156,250	20,582
Craig Gatarz	$420,000	$105,000	13,831
Leo Bannon	$420,000	$105,000	13,831

Fiscal 2014 performance-based bonus targets and total award amounts

        In June 2013, the Compensation Committee unanimously approved Fiscal 2014 performance objectives for Messrs. Lewis, Skarupa, Peixoto, Gatarz and Bannon for their Fiscal 2014 performance-based cash opportunity bonus, which are provided and administered under our 2010 Management Incentive Plan. Further details on the 2010 Management Incentive Plan can be found in "Incentive compensation plans" below. For Fiscal 2014, cash bonuses for each of these named executive officers were based on the Company's achievement of the Adjusted EBITDA target. The Compensation Committee also considers the performance of each of the named executive officers individually in determining cash bonus amounts. Adjusted EBITDA is defined as our net income (loss), plus net interest expense, income and other taxes, depreciation and amortization, share-based compensation expense and exhibitor option expense, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see "Management's discussion and analysis of financial condition and results of operations—Non-U.S. GAAP discussion" in our 2014 Annual Report.

        The target bonuses that can be earned by the named executive officers for Fiscal 2014 under these performance-based opportunities are calculated as a percentage of annual base salary with such target percentage reflected below. The target percentage for Fiscal 2014 for Messrs. Lewis, Skarupa, Peixoto, Gatarz and Bannon remained unchanged from the percentage for Fiscal 2013.

Name	Target Percentage of Fiscal 2014 base salary
Michael V. Lewis	120%
Andrew A. Skarupa	80%
Joseph Peixoto	80%
Craig Gatarz	80%
Leo Bannon	80%

        The actual bonus paid may be more or less than the target amount. However, the bonuses are structured so that no bonuses are paid unless we achieve 50% of the Adjusted EBITDA target, and no individual officer may earn more than 150% of his target bonus. Additionally, under the terms of the 2010 Management Incentive Plan, no officer may receive a bonus that exceeds $5 million in any fiscal year. The Compensation Committee generally assesses individual performance in making individual bonus determinations and may also reduce a bonus based on other factors the Compensation Committee considers appropriate.

        For Fiscal 2014, the Adjusted EBITDA target goal was $67.5 million and the Company achieved 93% of that target goal, after giving effect to the payment of bonuses and before the Compensation Committee exercised its negative discretion described below. Despite nearly achieving the Adjusted EBITDA target goal, the Compensation Committee determined to use negative discretion to reduce significantly the performance bonuses awarded to our named executive officers, and awarded each of our named executive officers a performance bonus equivalent to 45% of their target bonus for Fiscal 2014. The Compensation Committee determined this reduced level of performance bonuses was warranted because the Adjusted EBITDA target goal was not met and the Company's actual EBITDA performance was in part due to a cost reduction plan that the Company implemented in late 2013. The Compensation Committee did not make any individual adjustments to the bonuses because the Compensation Committee viewed the named executive officers as working as group and accountable for overall corporate financial performance. The amount of the performance-bonuses awarded to each named executive officer is disclosed in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" below.

Fiscal 2014 equity awards to named executive officers

        On June 5, 2013, the Compensation Committee, with input regarding similarly-situated executives at peer companies identified by Cook, determined that 100% of Mr. Lewis' equity award for Fiscal 2014 would be performance contingent and unanimously approved an equity award for Mr. Lewis in the form of a PSU. Mr. Lewis' time-vested RSUs shown in the Summary Compensation Table and Grants of Plan Based Award Table for Fiscal 2014 represent those RSUs granted in connection with the salary reduction program in which each named executive officers voluntarily reduced a portion of their cash base salaries for one year in exchange for an RSU grant, as further described in "Salary for Stock" above.

        The Compensation Committee also unanimously approved equity awards for the other named executive officers which were 50% granted as RSUs and 50% granted as PSUs. These awards were approved by the Compensation Committee on June 5, 2013 under the 2010 Stock Plan. At the same time, the Compensation Committee amended Mr. Lewis' Fiscal 2013 time-vested option grant so that going forward, it would be 100% contingent on relative total shareholder return performance versus the Index, as described further below.

        For the Fiscal 2014 PSU awards to the named executive officers, a target number of PSUs was established by the Compensation Committee for each named executive officer as set forth in the table below under the heading "Fiscal 2014 Performance-Vested Restricted Stock Units (PSUs)" (the "Target Number"). The actual number of PSUs that may vest and be issuable to each named executive officer will be between 0% and 200% of the Target Number, depending on the TLR received by the Company in the aggregate during the period between April 1, 2013 and March 31, 2015 (the "Performance Period") as compared to a performance target set by the Compensation Committee (the "Performance Target"). Two-year TLR was selected as the performance measure because RealD is primarily a technology licensing company and it reflects the strategic growth of the Company's cinema business through platform optimization, geographic expansion, improved market penetration and increased 3D content, which can be impacted by our managers and ultimately affects our underlying revenue and profit generating operations. The Compensation Committee set the Performance Target as a challenging goal to ensure that outstanding Company performance was necessary for an executive officer to receive their Target Number. If the performance period for the PSUs awards hypothetically ended on June 4, 2014, then none of the PSUs would be earned. While there is still an opportunity for the named executive officers to earn the PSUs under their terms, this demonstrates that the two-year TLR goal was challenging enough that their earnout of any PSUs remains in doubt.

        No later than 45 days following the Performance Period, the Compensation Committee will certify (such date, the "Certification Date") the Company's TLR performance during the Performance Period and determine the amount of PSUs that are eligible to vest based on such performance. TLR of less than 80% of the Performance Target during the Performance Period will result in no stock units being eligible to vest; TLR of at least 80% of the Performance Target during the Performance Period will result in stock units equal to 50% of the Target Number being eligible to vest; TLR equal to at least the Performance Target during the Performance Period will result in stock units equal to 100% of the Target Number being eligible to vest and TLR of at least 120% of the Performance Target during the Performance Period will result in stock units equal to 200% of the Target Number being eligible to vest, with varying degrees of stock units being eligible to vest based on TLR falling between such amounts. Subject in each case to the recipient's continued service to the Company on such date (except that vesting may accelerate under certain circumstances if the recipient is terminated without cause, if the recipient resigns for good reason, in the event of a change in control of the Company or due to the death or disability of the recipient), 2/3 of the total number of stock units eligible to vest will vest on the Certification Date and 1/3 of the total number of stock units eligible to vest will vest on March 31, 2016. As of the end of Fiscal 2014, the funding of threshold PSU earnout appears uncertain, although there is still another year remaining in the performance period.

        The RSUs granted to the named executive officers (excluding Mr. Lewis) are subject to vesting over a 3 year time period with 1/3 of the RSU vesting on the first anniversary of the July 1, 2013 vesting commencement date and the remainder vesting in equal quarterly installments over the remaining 2 years, in all cases subject to the named executive officers continued service with the Company, and potential acceleration of vesting that is generally as described below under "Executive employment agreements".

        The following table reflects the number of shares subject to the Fiscal 2014 PSUs (based on the Target Number) and RSUs:

Name	Fiscal 2014 Performance-Vested Restricted Stock Units (PSUs)	Fiscal 2014 Time-Vested Restricted Stock Units (RSUs)
Michael V. Lewis	167,300	—
Andrew A. Skarupa	41,899	30,000
Joseph Peixoto	47,486	34,000
Craig Gatarz	33,520	24,000
Leo Bannon	33,520	24,000

CEO Fiscal 2013 Option Amendment

        Based on the results of our advisory vote on executive compensation in 2012 and our stockholder outreach, on June 5, 2013, the Compensation Committee approved an amendment to the stock option granted to Mr. Lewis on May 8, 2012, which was his Fiscal 2013 equity award. The amendment retroactively changed the vesting schedule of the Mr. Lewis' stock option so that it now vests based upon achievement of performance goals rather than based solely upon Mr. Lewis' continued service with the Company. The Amendment became effective on June 20, 2013 (the "Amendment Date"). The Amendment provides that, at the end of each calendar quarter that occurs following the 3-year anniversary of the Amendment Date (and provided that Mr. Lewis continues in our service through such date), the shares subject to the stock option will be eligible to vest based on our total stockholder return ("TSR"), relative to the average TSR of the Index measured over the period of time from the Amendment Date to the end of each such calendar quarter. The amount of shares that will vest is based on where our TSR falls within the average TSR of the Index. None of the shares will vest if the Company's return is below the 40th percentile of the average Index return and all of the shares will vest if the Company's return is at or above the 70th percentile of the average Index return. To the extent shares remain unvested, such unvested shares are eligible to vest at the end of each subsequent calendar quarter until the 5-year anniversary of the Amendment Date (and provided Mr. Lewis continues in the Company's service during each of such vesting date(s)), based on the same comparison of our TSR to the average TSR of the Index, but using the TSR of the Company as compared to the average TSR of the Index measured over the period from the Amendment Date to the end of such calendar quarter(s). In any event, the amount earned for relative TSR performance is consistent with the return earned by Company stockholders relative to the Index, which was chosen to reflect a set of alternative investments that could be made by our stockholders. In the event of a change of control or Mr. Lewis' involuntary termination, prior to the 5-year anniversary of the Amendment Date, the shares are eligible to vest based on a similar comparison of our stock price and return to the average Index return measured as of such change of control or termination date. All of the shares become vested upon Mr. Lewis' death or disability at any time prior to the 5-year anniversary of the Amendment Date. As of June 4, no shares are eligible to vest and no shares have vested under this award.

Fiscal 2015 compensation decisions

        In June 2014, the Compensation Committee reviewed the named executive officers' compensation for potential adjustments for Fiscal 2015. For the reasons described above under "Advisory Vote on Executive Compensation and Company Response," the Compensation Committee determined to continue the link between pay and performance for Fiscal 2015.

        In light of Company performance, the Compensation Committee did not to make any increase to base salaries or target bonus percentages for any of our named executive officers. For Mr. Lewis, the Compensation Committee determined that, beginning in June 2014, his cash base salary would be reduced to $0. If our Fiscal 2015 company performance is at or above the performance sufficient to fund all employee bonuses at target or higher under our Fiscal 2015 bonus plan, including our 2010 Management Incentive Plan, then Mr. Lewis will earn $1 in base cash salary for every $3 over which we exceed this threshold, up to Mr. Lewis' total foregone base cash salary. This requires the Company to exceed its bonus goals before any of the foregone base cash salary is earned by Mr. Lewis.

        The Compensation Committee also unanimously approved Fiscal 2015 performance objectives for the named executive officers' Fiscal 2015 performance-based opportunity bonus which will be provided and administered under our 2010 Management Incentive Plan. For Fiscal 2015, cash bonuses for each of our continuing named executive officers will be based on the Company's achievement of the FY2015 Targets (i.e. budgeted free-cash flow and Adjusted EBITDA). The FY2015 Targets will be difficult to attain and bonuses do not begin funding until the Fiscal 2015 free cash flow budget is attained, with target bonuses earned only when the Fiscal 2015 free cash flow budget is exceeded.

        Additionally, in June 2014, the Compensation Committee, with reference to the peer data from similarly-situated executives at peer companies identified by Cook in the study originally presented in February 2013, unanimously approved equity awards for our continuing executive officers Messrs. Lewis, Skarupa, Gatarz and Bannon. These grants are substantially similar in structure to the Fiscal 2014 equity awards to our named executive officers. 100% of Mr. Lewis' equity award for Fiscal 2015 continues to be performance-contingent in the form of a PSU, however, the grant date fair value of Mr. Lewis' equity award was more than 20% less than the grant date value of Mr. Lewis' Fiscal 2014 equity award. The award resulted in total target compensation for Mr. Lewis that is below the median, considerably so if Mr. Lewis' Fiscal 2015 salary is not re-earned for materially exceeding the Fiscal 2015 free cash flow budget.

        These awards were approved by the Compensation Committee on June 3, 2014 under the 2010 Stock Plan. The PSUs are structured substantially similar to the PSUs granted in Fiscal 2014 described above under "Fiscal 2014 equity awards to named executive officers". A target number of PSUs was established by the Compensation Committee for each named executive officer as set forth in the table below under the heading "Fiscal 2014 Performance-Vested Restricted Stock Units (PSUs)" (the "2015 Target Number"). The actual number of PSUs that may vest and be issuable to each named executive officer will be between 0% and 200% of the 2015 Target Number, depending on the total licensing revenue received by the Company (the "2015 TLR") during the two-year period between April 1, 2014 and March 31, 2016 (the "2015 Performance Period") as compared to a performance target set by the Compensation Committee (the "2015 Performance Target"). The 2015 Performance Target was structured to be a challenging goal over Fiscal 2015 and Fiscal 2016. No later than 45 days following the Performance Period, the Compensation Committee will certify (such date, the "Certification Date") the Company's 2015 TLR performance during the 2015 Performance Period and determine the amount of PSUs that are eligible to vest based on such performance. 2015 TLR of less than 80% of the 2015 Performance Target during the 2015 Performance Period will result in no stock units being eligible to vest; 2015 TLR of at least 80% of the 2015 Performance Target during the 2015 Performance Period will result in stock units equal to 50% of the 2015 Target Number being eligible to vest; 2015 TLR equal to at least the 2015 Performance Target during the 2015 Performance Period will result in stock units equal to 100% of the 2015 Target Number being eligible to vest; and 2015 TLR of at least 120% of the 2015 Performance Target during the 2015 Performance Period will result in stock units equal to 200% of the 2015 Target Number being eligible to vest, with varying degrees of stock units being eligible to vest based on 2015 TLR falling between such amounts. Subject in each case to the recipient's continued service to the Company on such date (except that vesting may accelerate under certain circumstances if the recipient is terminated without cause, if the recipient resigns for good reason, in the event of a change in control of the Company or due to the death or disability of the recipient), 2/3 of the total number of stock units eligible to vest will vest on the Certification Date and 1/3 of the total number of stock units eligible to vest will vest on March 31, 2017.

        The RSUs granted to the named executive officers listed below (excluding Mr. Lewis) are subject to vesting over a three year time period with 1/3 of the RSU vesting on the first anniversary of the July 1, 2014 vesting commencement date and the remainder vesting in equal quarterly installments over the remaining 2 years, in all cases subject to the named executive officers continued service with the Company, and potential acceleration of vesting that is generally as described below under "Executive employment agreements".

        The number of shares subject to the Fiscal 2015 PSUs (based on the 2015 Target Number) and RSUs is as shown in the following table:

Name	Fiscal 2015 Performance-Vested Restricted Stock Units (PSUs)	Fiscal 2015 Time-Vested Restricted Stock Units (RSUs)
Michael V. Lewis	172,700	—
Andrew A. Skarupa	45,500	45,500
Craig Gatarz	36,400	36,400
Leo Bannon	36,400	36,400

Mr. Peixoto resigned from the Company effective March 31, 2014 and therefore did not receive any Fiscal 2015 equity awards.

Executive compensation

        The following tables provide information on compensation for the services of the named executive officers for Fiscal 2014.

Summary compensation table—Fiscal 2014

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards		Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)		Total
Michael V. Lewis,	2014	$700,000	—	—		$26,244	$380,884	$27,180	(6)	$1,134,308
Chief Executive Officer,	2013	$700,000	—	$2,844,000			$375,000	$25,100		$3,944,100
Director and Chairman of the Board	2012	$700,000	$350,000	$3,780,000			$700,000	$24,491		$5,554,491
Andrew A. Skarupa,	2014	$450,000	—	—		$450,370	$163,236	$3,634		$1,067,240
Chief Financial Officer and	2013	$450,000	—	$663,600			$160,000	$17,277		$1,290,877
Chief Business Development Officer, Cinema	2012	$420,000	$168,000	$1,323,000			$336,000	$4,523		$2,251,523
Joseph Peixoto(7)	2014	$625,000	—	$194,313	(8)	$809,800	$226,717	—		$1,855,830
Former President of Worldwide	2013	$625,000	—	$758,400			$225,000	—		$1,608,400
Cinema	2012	$625,000	$250,000	$1,512,000			$500,000	—		$2,887,000
Craig Gatarz,	2014	$420,000	—	—		$362,545	$152,354	$9,692		$944,591
Chief Operating Officer and	2013	$400,000	—	$632,000			$185,000	—		$1,217,000
General Counsel	2012	$350,000	$140,000	$850,500			$280,000	—		$1,620,500
Leo Bannon,	2014	$420,000	—	—		$362,545	$152,354	$16,757		$951,656
Executive Vice President,	2013	$420,000	—	$213,300			$150,000	$23,792		$807,092
Consumer	2012	$177,692	—	$1,363,500			$142,685	$2,585		$1,686,462

(1)
Commencing on November 25, 2013, each of the named executive officers voluntarily elected to forego 25% of such officer's current base salary for a one-year period in exchange for the grant of RSUs under the 2010 Stock Plan to be settled into such number of shares of common stock of the Company with a total fair market value as of November 25, 2013 equal to 115% of such foregone salary. Therefore 25% of each of the named executive officer's base salary shown in the Salary column in the table above for Fiscal 2014 was not received in cash. The incremental 15% value from the RSU grant in lieu of foregone salary is included in the Stock Awards column in the table above and represents the following number of shares: 3,007 for Mr. Lewis, 1,932 for Mr. Skarupa, 2,684 for Mr. Peixoto, 1,804 for Mr. Gatarz and 1,804 for Mr. Bannon.

(2)
Represents, as determined under FASB ASC Topic 718, Stock Compensation (i) the aggregate grant date fair value of time-based RSUs granted to the named executive officers (with the exception of Mr. Lewis) in Fiscal 2014, (ii) the aggregate grant date fair value of the PSUs granted to each of the named executive officers in Fiscal 2014, based on the probable outcome of the performance goals under ASC 718, which was zero, (iii) the incremental fair value of the RSUs granted to each of the named executive officers in Fiscal 2014 in exchange for their election to forego 25% of their current base salary and (iv) with respect to Mr. Peixoto, the incremental fair value in Fiscal 2014 resulting from the Fiscal 2014 modification of his RSUs to continue the vesting of such RSUs following his termination, computed as of the modification date under ASC 718, all of which are described in the "Grants of plan-based awards-Fiscal 2014" table below. Assumptions used to calculate these amounts are included in Note 9, "Share-based compensation," to our consolidated financial statements for the year ended March 31, 2014, which are included in our 2014 Annual Report.

(3)
The maximum potential value of the PSUs granted to the named executive officers in Fiscal 2014 assuming the highest level of performance achievement is: $4,834,970 for Mr. Lewis, $1,210,881 for Mr. Skarupa, $1,372,345 for Mr. Peixoto, $968,728 for Mr. Gatarz and $968,728 for Mr. Bannon. The named executive officers may never realize any value from the PSUs.

(4)
Represents the amount of the Fiscal 2014 performance-based bonuses that was earned and paid under the 2010 Management Incentive Plan in cash, which was equivalent to 45% of each named executive officer's target bonus for Fiscal 2014. Further details on the Fiscal 2014 performance-based bonuses are described in "Fiscal 2014 performance-based bonus targets and total award amounts" above and the "Grants of plan-based awards- Fiscal 2014" table below.

(5)
Unless otherwise indicated, the amounts in this column consist of matching contributions made by us in cash under our tax-qualified 401(k) retirement savings plan.

(6)
Includes annual automobile allowance of $8,100.

(7)
Mr. Peixoto resigned from the Company effective March 31, 2014.

(8)
Represents the incremental grant date fair value under FASB ASC Topic 718, Stock Compensation, in Fiscal 2014 resulting from the Fiscal 2014 amendment of Mr. Peixoto's stock option grants to continue vesting and extend the post-termination exercise period for such stock options in connection with his Separation Agreement, as further described in "Executive employment agreements" below. Assumptions used to calculate these amounts are included in Note 9, "Share-based compensation," to our consolidated financial statements for the year ended March 31, 2014, which are included in our 2014 Annual Report.

Grants of plan-based awards—Fiscal 2014

        The following table provides information on cash-based and equity-based awards granted in Fiscal 2014 to the named executive officers:

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						All other Option Awards: Number of Securities underlying Options (#)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Award Type	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael V. Lewis	Performance Bonus	—	$840,000	$1,260,000	—	—	—	—	—	—	—
	PSU	6/5/2013	—	—	83,650	167,300	334,600	—	—	—	$0
	RSU for Salary	11/25/2013	—	—	—	—	—	3,006	—	—	$26,244
	Option(5)	6/20/2013	—	—	225,000	450,000	—	—	—	$11.34	$0
Andrew A. Skarupa	Performance Bonus	—	$360,000	$540,000	—	—	—	—	—	—	—
	PSU	6/5/2013	—	—	20,950	41,899	83,798	—	—	—	$0
	RSU	6/5/2013	—	—	—	—	—	30,000	—	—	$433,500
	RSU for Salary	11/25/2013	—	—	—	—	—	1,932	—	—	$16,870
Joseph Peixoto	Performance Bonus	—	$500,000	$750,000	—	—	—	—	—	—	—
	PSU(6)	6/5/2013	—	—	23,743	47,486	94,972	—	—	—	$0
	RSU(6)	6/5/2013	—	—	—	—	—	34,000	—	—	$661,116
	RSU(6)	7/1/2011	—	—	—	—	—	21,815	—	—	$42,063
	RSU(6)	5/8/2012	—	—	—	—	—	22,045	—	—	$83,190
	RSU for Salary	11/25/2013	—	—	—	—	—	2,683	—	—	23,431
	Option(6)	7/15/2010	—	—	—	—	—	—	183,750	$16.00	$34,943
	Option(6)	7/1/2011	—	—	—	—	—	—	120,000	$22.92	$79,685
	Option(6)	5/8/2012	—	—	—	—	—	—	120,000	$11.34	$79,685
Craig Gatarz	Performance Bonus	—	$320,000	$480,000	—	—	—	—	—	—	—
	PSU	6/5/2013	—	—	16,760	33,520	67,040	—	—	—	$0
	RSU	6/5/2013	—	—	—	—	—	24,000	—	—	$346,800
	RSU for Salary	11/25/2013	—	—	—	—	—	1,803	—	—	$15,745
Leo Bannon	Performance Bonus	—	$320,000	$480,000	—	—	—	—	—	—	—
	PSU	6/5/2013	—	—	16,760	33,520	67,040	—	—	—	$0
	RSU	6/5/2013	—	—	—	—	—	24,000	—	—	$346,800
	RSU for Salary	11/25/2013	—	—	—	—	—	1,803	—	—	$15,745

(1)
Each named executive officer was eligible to earn a Fiscal 2014 performance-based bonus pursuant to his employment agreement as discussed in "Executive employment agreements" and "Fiscal 2014 performance-based bonus targets and total award amounts" and as implemented under the 2010 Management Incentive Plan. The performance bonus for each named executive officer was based on attaining the Company's Fiscal 2014 Adjusted EBITDA goal and individual performance was also secondarily considered. Each named executive officer was eligible to earn a target performance bonus upon the attainment of the Fiscal 2014 Adjusted EBITDA target goal and could earn up to a maximum amount of 1.5 times his respective target. These target and maximum limits mirrored the Company's approach for our non-executive annual bonus plan. The 2010 Management Incentive Plan also has an annual maximum limit of $5 million that can be paid to any one participant. As described in greater detail in "Fiscal 2014 performance-based bonus targets and total award amounts" above, because achievement of our annual Adjusted EBITDA target goal was not met, the Compensation Committee used negative discretion and awarded cash performance bonuses equivalent to 45% of each named executive officer's target award for Fiscal 2014.

(2)
Each named executive officer was awarded a PSU in Fiscal 2014 under the 2010 Stock Plan as discussed in "Fiscal 2014 compensation decisions-Fiscal 2014 equity awards to named executive officers". The actual number of PSUs that may vest and be issuable to each named executive officer will be between 0% and 200% of the Target Number, depending on the Total Licensing Revenue (TLR) during the Performance Period as compared to the Performance Target. The threshold limit reflects TLR of at least 80% of the Performance Target which will result in stock units equal to 50% of the Target Number being eligible to vest, and the maximum limit reflects TLR of 120% of the Performance Target which will result in stock units equal to 200% of the Target Number being eligible to vest. As described in greater detail in "Fiscal 2014 equity awards to named executive officers" above, the Performance Target is set as a challenging goal; if the performance period for the PSUs awards hypothetically ended on June 4, 2014, none of the PSUs would be earned, and accordingly, any PSU vesting remains in doubt.

(3)
This column represents (i) the time-based RSUs granted on June 5, 2013 that are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal quarterly installments over the remaining two years, and (ii) the incremental portion (i.e., the portion of RSUs in excess of the value of salary foregone) of the time-based RSUs that were granted under the 2010 Stock Plan on November 25, 2013 to the named executive officers for their voluntary exchange of 25% of such officer's base salary for the one year period commencing on November 25, 2013 subject to vesting every two weeks for the one year period following the November 25, 2013, and in both the case of (i) and (ii) subject to the named executive officer's continued service with the Company and include acceleration of vesting, that is generally as described under "Executive employment agreements". The awards in this column as further described in the "Outstanding equity awards at Fiscal 2014 year-end" table below and "Fiscal 2014 equity compensation grants to named executive officers" above.

(4)
In accordance with applicable SEC rules, this column shows (i) the aggregate grant date fair value of the PSUs granted to the named executive officer during Fiscal 2014, based on the probable outcome of the performance goals under ASC 718, which was zero, (ii) the aggregate grant date fair value of the time-based RSUs granted to the named executive officer during Fiscal 2014, (iii) the grant date fair value of the incremental portion (i.e., the portion of RSUs in excess of the value of salary foregone) of the time-based RSUs that were granted to each of the named executive officers in exchange for their election to forego 25% of their current base salary and (iv) with respect to Mr. Lewis' and Mr. Peixoto's modified awards described in footnote (5) and (6) below, the incremental fair value on the modification date associated with this modified stock option or stock award, as applicable. Fair value is calculated in accordance with FASB ASC Topic 718, Stock Compensation. For additional information on the valuation assumptions, refer to Note 9, "Share-based compensation," to our consolidated financial statements for the fiscal year ended March 31, 2014, in our 2014 Annual Report.

(5)
The stock option reported in the table above and identified by this footnote (5) represents the same stock option originally granted to Mr. Lewis on May 6, 2012, which was amended as of June 20, 2013 to retroactively change the vesting schedule to vest based upon achievement of performance goals rather than based solely upon Mr. Lewis' continued service with the Company. The actual portion of the option, as amended, that may vest will be between 0% and 100% of the 450,000 shares subject to the option, depending on the TSR performance as compared to the Index. The threshold limit in the table above reflects TSR at the 40th percentile of the average Index return, which will result in 50% of the shares subject to the option being eligible to vest, and the target limit in the table above reflects TSR at or above the 70th percentile of the average Index return which will result in all 450,000 shares subject to the option being eligible to vest. The vesting terms of Mr. Lewis' stock option, as amended, are described in further detail under "CEO Fiscal 2013 Option Amendment" above. For purposes of this modified stock option, the "Grant Date" represents the new grant date for this modified option, which is the grant date determined for financial statement reporting purposes pursuant to ASC 718.

(6)
In connection with Mr. Peixoto's Separation Agreement, in October 2013, the Compensation Committee approved modifications to the outstanding options and stock awards held by Mr. Peixoto to continue the vesting for 12 months and extend the post-termination exercise period for vested options to 24 months following's Mr. Peixoto's March 31, 2104 termination date. The stock options and stock awards reported in the table above and identified by this footnote (6) represent the same stock options and stock awards that were originally granted prior to October 2013 with the shares as shown representing the shares that remain subject to the modified stock options and stock awards, and the amounts reported in the "Grant Date Fair Value of Stock and Option Awards" column with respect to the modified stock options and stock awards represents the incremental fair value on the modification date associated with those modified stock options and stock awards plus, with respect to the modified stock options and stock awards granted in Fiscal 2014, the aggregate grant date fair value of the award under ASC 718, as further explained in footnote (4) above. For purposes of these modified stock options and stock awards, the "Grant Date" represents the original grant date for these modified options and stock awards, which is the grant date determined for financial statement reporting purposes pursuant to ASC 718 and was not changed as a result of the modification.

Executive employment agreements

        In April 2010, our Board unanimously approved the substantive terms of new employment agreements with Messrs. Lewis, Skarupa and Peixoto and their formal employment agreements were later approved by our Board in May 2010. Each of these new written employment agreements, effective as of April 1, 2010, was executed on May 25, 2010 by these named executive officers. In October 2010, the Compensation Committee unanimously approved the terms of a new employment agreement with Mr. Gatarz to generally conform to the employment agreement terms for the other named executive officers and which was effective as of October 18, 2010. In October 2011, the Compensation Committee unanimously approved the terms of an employment agreement with Mr. Bannon to generally conform to the employment agreement terms for the other named executive officers and which was effective as of his commencement of employment on October 24, 2011. Additionally, in connection with entering into their employment agreements, each of the named executive officers was required to enter into an employee invention assignment and confidentiality agreement which contains various restrictive covenants including employee non-solicit obligations. These employment agreements for the named executive officers replaced and superseded any prior employment agreements and are summarized below.

        Michael Lewis, Chief Executive Officer and Chairman of the Board.    On May 25, 2010, we entered into an employment agreement with Mr. Lewis effective April 1, 2010. The agreement provides that Mr. Lewis will continue to serve as Chief Executive Officer and Chairman.

        Additionally, we have agreed to nominate Mr. Lewis for election to the Board throughout the term of his employment agreement whenever his term as a director comes up for re-election. The initial term of the agreement originally extended through March 31, 2013 and has since been extended to run through March 31, 2015.

        Andrew A. Skarupa, Chief Financial Officer and Chief Business Development Officer, Cinema.    On May 25, 2010, we entered into a new employment agreement with Mr. Skarupa effective April 1, 2010, which replaced and superseded his prior employment agreement. The new agreement provides that Mr. Skarupa will continue to serve as Chief Financial Officer and Chief Operating Officer. The initial term of the new agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014. On June 5, 2013, Mr. Skarupa voluntarily relinquished his title of Chief Operating Officer as a result of several factors, including (i) Mr. Skarupa transitioning many of his responsibilities as Chief Operating Officer to other members of our management team, including Leo Bannon, our Executive Vice-President of Global Operations, who joined us in late 2011; and (ii) allowing Mr. Skarupa to focus on his responsibilities as our Chief Financial Officer. In connection with Mr. Peixoto's retirement, effective as of April 3, 2014, Mr. Skarupa assumed the role of Chief Business Development Officer, Cinema.

        Joseph Peixoto, Former President of Worldwide Cinema.    On May 25, 2010, we entered into a new employment agreement with Mr. Peixoto effective April 1, 2010, which replaced and superseded his prior employment agreement. The new agreement provided that Mr. Peixoto would continue to serve as President of Worldwide Cinema. Under this agreement, Mr. Peixoto was an at-will employee of the Company through June 15, 2010. The initial term of the agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014. On October 22, 2013, the Company and Mr. Peixoto entered into a Separation Agreement and General Release of Claims (the "Separation Agreement"). The Separation Agreement provided that Mr. Peixoto's service would terminate no later than March 31, 2014. Pursuant to the terms of the Separation Agreement, if Mr. Peixoto is in compliance with the terms of the Separation Agreement, including his execution of an effective release of claims against the Company upon his termination of services with the Company, Mr. Peixoto will receive the following separation benefits upon the earlier of his resignation for "good reason" (as defined in Mr. Peixoto's employment agreement), termination without "cause" (as defined in Mr. Peixoto's employment agreement), Mr. Peixoto's death, or March 31, 2014: (i) cash severance of $937,500 paid in installments over eighteen months, with the first such installment to be paid on the 55th day after the earliest to occur of (a) March 31, 2014 or (b) the date of Mr. Peixoto's death; (ii) reimbursement from the Company for insurance coverage under COBRA for 12 months following Mr. Peixoto's termination of services or such earlier time as Mr. Peixoto becomes eligible for insurance through another employer; (iii) eligibility to receive a pro-rated cash performance bonus for Fiscal 2014 (to be paid no later than June 15, 2014) under the 2010 Management Incentive Plan; and (iv) continuation of the vesting of all equity incentive grants that have been made to Mr. Peixoto under the Company's equity incentive plans for 12 months following Mr. Peixoto's termination of services, which such equity incentive grants shall remain exercisable for 24 months following Mr. Peixoto's termination of services. The payments described above are subject to required withholdings and authorized deductions and replace and supersede any benefits to which Mr. Peixoto is entitled to under his employment agreement. Mr. Peixoto's termination of services occurred on March 31, 2014, and accordingly, Mr. Peixoto became entitled to the foregoing severance benefits, subject to his compliance with the terms of the Separation Agreement.

        Craig Gatarz, Chief Operating Officer and General Counsel.    On October 18, 2010, we entered into a new employment agreement with Mr. Gatarz which replaced and superseded his January 2010 employment agreement. The October 2010 agreement provides that Mr. Gatarz will continue to serve as Executive Vice President, General Counsel and Secretary. Under the October 2010 agreement, Mr. Gatarz received a cash bonus in the amount of $50,000 as a result of his efforts which contributed to the Company's successful IPO in July 2010. This October 2010 employment agreement also provides severance benefits and payments which generally conform to those terms of the other named executive officers. The terms and conditions of the October 2010 agreement are described in the below table and footnotes. The initial term of the agreement originally extended through March 31, 2012 and has since been extended to run through March 31, 2014. Effective April 3, 2014, Mr. Gatarz assumed the role and title of Chief Operating Officer in addition to his role as General Counsel.

        Leo Bannon, Executive Vice President, Consumer.    On October 17, 2011, we entered into an employment agreement with Mr. Bannon in connection with the commencement of his employment on October 24, 2011. The October 2011 agreement provides that Mr. Bannon will serve as Executive Vice President, Global Operations. This October 2011 employment agreement also provides severance benefits and payments which generally conform to those terms of the other named executive officers. The terms and conditions of the October 2011 agreement are described in the below table and footnotes. The initial term of the agreement originally extended through March 31, 2013 and has since been extended to run through March 31, 2014. Effective April 3, 2014, Mr. Bannon assumed the role and title of Executive Vice President, Consumer.

        The term of the employment agreements for Messrs. Skarupa, Gatarz and Bannon were automatically extended by one additional year on April 1, 2014, and will be automatically extended by one additional year on April 1, 2015 (and additionally automatically extended on April 1, 2016 for one additional year in the case of Mr. Bannon), unless either party has previously provided written notice to not so extend the term, except that the agreements shall in all cases expire no later than (and cannot be extended beyond) March 31, 2017 (March 31, 2018 for Mr. Bannon). The term of the employment agreement for Mr. Lewis was automatically extended by one additional year on April 1, 2014. In the event that the named executive officer's employment continues after the expiration of the term of his employment agreement, then the named executive officer's employment shall continue on an at-will basis and during such at-will period either party can terminate the named executive officer's employment without obligation (including without any obligation to provide severance payments or benefits) and/or we can change any or all of the terms of the named executive officer's employment at any time for any reason or no reason by providing written notice. Additionally, each of these employment agreements provide for eligibility for future equity compensation awards and also provided, except for Mr. Bannon, for time and performance-based stock option awards to the named executive officers in connection with our IPO.

        The following table highlights additional items contained in the employment agreements that were effective in Fiscal 2014 for the named executive officers.

	Annual target bonus as percentage of salary		Equity compensation		Severance payments upon "Qualifying Termination" within the Company "Change in Control" Period		Severance payments upon "Qualifying Termination"		Severance payments upon termination due to death or "disability"		Other
Michael V. Lewis	120%	(1)		(2)(3)		(4)		(6)		(8)		(9)(10)
Andrew A. Skarupa	80%	(1)		(2)(3)		(5)		(7)		(8)		(9)
Joseph Peixoto	80%	(1)		(2)(3)		(5)		(7)		(8)		(9)
Craig Gatarz	80%	(1)		(2)(3)		(5)		(7)		(8)		(9)
Leo Bannon	80%	(1)		(3)		(5)		(7)		(8)		(9)

(1)
The named executive officer will be eligible for an annual cash incentive bonus based on attainment of performance objectives. The named executive officer's employment agreement provides for an annual target bonus amount as a percentage of his annual base salary with such target percentage reflected in this column. The actual bonus paid may be more or less than the target amount. It is expected that any bonus payment shall be paid to the named executive officer no later than the 15th day of the third month immediately following the end of the applicable fiscal year. If prior to the end of any fiscal year performance period, the named executive officer's employment is terminated either by us without "cause" or by the named executive officer for "good reason," as defined in his employment agreement, or his employment with us is terminated due to his death or disability, the named executive officer will continue to be eligible to earn a pro-rated portion of the bonus based on the ratio of the number of days he was employed in the performance period and subject to the Company's attainment of the applicable performance objectives for the performance period.

(2)
The agreements provided for the grant of an annual equity award for Fiscal 2011 of a nonstatutory stock option and the grant of a one-time, special public offering nonstatutory stock option to the named executive officers at or shortly before the date of our IPO in July 2010. The terms of these awards are described below in footnotes (1) and (2) to the "Outstanding equity awards at Fiscal 2014 year-end" table.

(3)
The named executive officer's vested options will be exercisable, except in the event of the termination of the named executive officer's employment for "cause" or without "good reason" wherein the named executive officer fails to provide written notice to the Company of such termination at least six months prior to the termination date, until the earliest of (i) twelve months following his termination date; or (ii) the scheduled expiration date of the awards; or (iii) the date in which the award is cancelled, and not assumed, pursuant to a change in control or merger or similar transaction involving the Company. Further, in the event the named executive officer terminates his employment without "good reason," as defined in his employment agreement, and his termination date occurs prior to the end of a required six-month notice period, or in the event of the termination of his employment for "cause," as defined in his employment agreement, then his stock option awards shall immediately expire and be forfeited (whether or not vested) as of such termination date.

(4)
If Mr. Lewis is no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, is terminated either by us without "cause" or by Mr. Lewis for "good reason," as defined in his employment agreement, during the time period that commences on the date that is ninety (90) days before a "change in control" and extends through the date that is twenty-four (24) months after a "change in control," as defined in his employment agreement, then Mr. Lewis will receive: (a) a lump-sum cash payment in an amount equal to 400% of Mr. Lewis' annual base salary (but no amount attributable to his cash bonus opportunity and so in the aggregate less than 300% of his target annual cash compensation); (b) Company-paid medical insurance premiums and other benefits being received by Mr. Lewis as of his "qualifying termination date," as defined in his employment agreement, after termination for up to 18 months; and (c) all unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) will fully vest as of the later of the "qualifying termination date" or immediately prior to the date of the "change in control." The cash severance shall be fully paid to Mr. Lewis in a single lump sum payment on the 90th day after his termination date. Further, Mr. Lewis' employment agreement states that he will have no obligation to mitigate any post-employment amounts that are owed to him nor will such amounts be subject to offset. We will condition the payment of the severance benefits upon Mr. Lewis providing a release of claims against us, our affiliates and related parties.

(5)
If the named executive officer's employment with the Company is terminated by us without "cause" or by the named executive officer for "good reason," as defined in his employment agreement, during the time period that commences on the date that is ninety (90) days before a change in control and extends through the date that is twenty-four (24) months after a "change in control," as defined in his employment agreement, then the named executive officer will receive: (a) a lump-sum cash payment in an amount equal to 180% of the named executive officer's annual base salary; (b) Company-paid medical insurance premiums being received by the named executive officer as of his "termination date," as defined in his employment agreement, after termination for up to eighteen (18) months; and (c) all unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) will fully vest as of the later of the termination date or immediately prior to the date of the "change in control." The cash severance shall be fully paid to the named executive officer in a single lump sum payment on the 90th day after his termination date. We will condition the payment of the severance benefits upon the named executive officer providing a release of claims against us, our affiliates and related parties. Upon Mr. Peixoto's March 31, 2014 termination date, he became entitled to the benefits under the Severance Agreement described above in lieu of the benefits under his employment agreement.

(6)
If Mr. Lewis is no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, is terminated either by us without "cause" or by Mr. Lewis for "good reason," as defined in his employment agreement, then Mr. Lewis will receive: (a) cash payments in an aggregate amount equal to 200% of Mr. Lewis' then annual base salary, with the first installment of cash severance (in an amount equal to three months of his base salary) being paid on the 90th day after the date of his termination and with the remaining amount of cash severance being paid in monthly pro-rata installments commencing four months after the date of his termination such that the last installment is paid on the second anniversary of his termination date; (b) a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period; (c) Company-paid medical insurance premiums, and all other benefits being provided to him as of his "qualifying termination date," as defined in his employment agreement, after termination for up to 18 months; and (d) all equity-based compensation awards granted during the term of his employment agreement that would have vested (where vesting is based solely on continued employment) may become additionally vested as if his termination date had occurred twenty-four (24) months later. If any portion of such equity- based compensation awards vest on an annual or cliff basis based on continued employment, then the portion of the award that would have vested through the additional twenty-four month period if such award vested on a monthly basis shall also vest and become exercisable. Additionally, Mr. Lewis shall be eligible for a discretionary bonus, as determined by the Board or the Compensation Committee, for the portion of the fiscal year he served through the date of the termination. Mr. Lewis' discretionary bonuses, if any, shall be paid no later than the 15th day of the third month immediately following the fiscal year in which the termination occurred. Further, Mr. Lewis' employment agreement states that he will have no obligation to mitigate any post-employment amounts that are owed to him nor will such amounts be subject to offset. We will condition the payment of the severance benefits upon Mr. Lewis providing a release of claims against us, our affiliates and related parties.

(7)
If the named executive officer's employment is terminated by us without "cause" or by the named executive officer for "good reason," as defined in the employment agreement, then the named executive officer will receive: (a) cash payments paid over a ten-month period beginning on the 90th day after the named executive officer's termination date with such payments being paid in monthly pro-rata installments in an aggregate amount equal to 100% of the named executive officer's annual base salary in effect on his termination date such that the last installment is paid on the first anniversary of his termination date; (b) a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period; and (c) Company-paid medical insurance premiums after termination for up to 12 months. We will condition the payment of the severance benefits upon the named executive officer providing a release of claims against us, our affiliates and related parties. Upon Mr. Peixoto's March 31, 2014 termination date, he became entitled to the benefits under the Severance Agreement described above in lieu of the benefits under his employment agreement.

(8)
If the named executive officer's employment is terminated due to his death or disability, then the named executive officer will be eligible to receive a pro-rated portion of his annual cash performance bonus based on the ratio of the number of days he was employed in the performance period and subject to the attainment of the applicable performance objectives for the performance period. Mr. Lewis will additionally be eligible to receive a discretionary bonus, as determined by the board of directors or the Compensation Committee, for the portion of the fiscal year he served through the date of the termination.

(9)
In the event the named executive officer has received payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would be in a better economic position by receiving all payments. Additionally, Messrs. Lewis and Skarupa received reimbursement of legal fees they incurred in connection with the execution of their May 2010 employment agreements.

(10)
Upon a "change in control," as defined in Mr. Lewis' employment agreement, wherein (a) Mr. Lewis' unvested equity-based compensation awards are not assumed by or substituted into comparable equity incentives of the acquirer in a "change in control," or (b) the acquirer's shares (into which Mr. Lewis' unvested equity-based compensation awards are converted or substituted) are not publicly-traded on an "Established Securities Market," as defined in the employment agreement, then in either case the unvested equity awards (but excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) that are then outstanding shall become fully vested and exercisable as of immediately before such "change in control." In addition, if, during the term of the agreement, Mr. Lewis is still employed by us as of the consummation of a "change in control" and the acquirer's shares (into which the equity awards have been converted or substituted) are not publicly traded on an "Established Securities Market" at any time after such "change in control," then the unvested equity awards which are then outstanding shall become fully vested and exercisable as of immediately before the date on which the acquirer's shares are no longer so publicly traded.

Outstanding equity awards at Fiscal 2014 year-end

        The following table shows the number of shares of common stock covered by stock options and also stock units held by the named executive officers as of March 31, 2014.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price(11)	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(12)	Equity incentive plan awards: number of unearned shares, or units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(12)
Michael V. Lewis	165,000	—	—	$16.00	7/14/20
	653,125	59,375	—	$16.00	7/14/20	(1)
	200,000	100,000	—	$22.92	6/30/21	(2)
			450,000	$11.34	5/7/22	(3)(7)
							5,090	(6)	$56,855
							15,432	(7)(13)	$172,375
										172,700	(8)	$1,868,741
							15,078	(9)	$168,421
Andrew A. Skarupa(13)	134,781	—	—	$0.06667	1/10/15
	21,000	—	—	$16.00	7/14/20
	72,579	13,125	—	$16.00	7/14/20	(1)
	41,919	35,000	—	$22.92	6/30/21	(2)
	43,750	61,250	—	$11.34	5/7/22	(4)
							2,443	(6)	$27,288
							7,407	(7)	$82,736
										41,899	(8)	$468,012
							9,698	(9)	$108,327
							30,000	(10)	$335,100
Joseph Peixoto(14)	442,174	—	—	$1.66667	4/24/16
	375,000	—	—	$4.66667	9/5/17
	375,000	—	—	$10.00	6/10/19
	25,500	—	—	$16.00	7/14/20
	168,437	15,313	—	$16.00	7/14/20	(1)
	80,000	40,000	—	$22.92	6/30/21	(2)
	50,000	70,000	—	$11.34	5/7/22	(4)
							3,636	(6)	$40,614
							11,023	(7)	$123,127
										47,486	(8)	$530,419
							13,463	(9)	$150,382
							34,000	(10)	$379,780
Craig Gatarz	12,000	—	—	$16.00	7/14/20
	275,000	25,000	—	$16.00	7/14/20	(1)
	89,375	8,125	—	$16.00	7/14/20	(1)
	45,000	22,500	—	$22.92	6/30/21	(2)
	41,666	58,334	—	$11.34	5/7/22	(4)
							1,687	(6)	$18,844
							6,173	(7)	$68,952
										33,520	(8)	$374,418
							9,052	(9)	$101,111
							24,000	(10)	$268,080
Leo Bannon	135,937	89,063	—	$10.82	10/23/21	(5)
	14,062	19,688	—	$11.34	5/7/22	(4)
										33,520	(8)	$374,418
							9,052	(9)	$101,111
							24,000	(10)	$268,080

(1)
These time-based options were granted under the 2010 Stock Plan on July 15, 2010. The vesting commencement date was July 15, 2010 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(2)
These time-based options were granted under the 2010 Stock Plan on July 1, 2011. The vesting commencement date was July 1, 2011 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(3)
The vesting schedule of this option was modified on June 5, 2013 to vest based on a relative TSR performance objective over a three to five year period from the modification date as measured against a peer group of companies, as further described above in "Fiscal 2014 compensation decisions". The option is subject to potential acceleration of vesting that is described in footnote (6) to the table below under "Hypothetical potential payment estimates".

(4)
These time-based options were granted under the 2010 Stock Plan on May 8, 2012. The vesting commencement date was July 1, 2012 and the options vest as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(5)
This time-based option was granted under the 2010 Stock Plan on October 24, 2011. The vesting commencement date was October 24, 2011 and the option vests as follows: (i) 1/4 of the option vests on the first anniversary of the vesting commencement date and (ii) an additional 1/48 of the option vests per month for each of the 36 months following the month of the one-year anniversary of the vesting commencement date, subject to continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(6)
These time-based stock units were granted under the 2010 Stock Plan on July 1, 2011. The stock units are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(7)
These time-based stock units were granted under the 2010 Stock Plan on May 8, 2012. The vesting commencement date was July 1, 2012 and the stock units are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(8)
These performance-based stock units were granted under the 2010 Stock Plan on June 5, 2013. The number of units reflected on this table reflects the number of units based on target performance, which is the Target Number. The actual number of units that may vest and be issuable to each named executive officer will be between 0% and 200% of that Target Number depending on the TLR during the Performance Period as compared to the Performance Target and as further described above in "Fiscal 2014 compensation decisions", and in all cases subject to the named executive officer's continued service with the Company and potential acceleration of vesting that is described in footnote (7) to the table below under "Hypothetical potential payment estimates".

(9)
These time-based stock units were granted under the 2010 Stock Plan on November 25, 2013 to the named executive officers for their voluntary exchange of 25% of such officer's base salary for the one year period commencing on November 25, 2013 and as further described above in "Fiscal 2014 compensation decisions". The vesting commencement date was December 6, 2013 with one-twenty-sixth (1/26) of the stock units subject to the award vesting and the remainder vesting in twenty-six (26) substantially equal installments every two weeks for the one year period following the vesting commencement date. The vested stock units subject to these awards will be distributed to each of the named executive officers on two dates, once on May 25, 2014 (6 months following the vesting commencement date) and November 25, 2014 (12 months following the vesting commencement date), and in all cases subject to the named executive officer's continued service with the Company, provided that the awards will accelerate in full in the event of the executive officer's termination without cause upon or within one year following a change in control. The numbers included in the table above reflect the total amount of stock units awarded to the named executive officer in exchange for such officer's base salary. The incremental 15% value from the RSU grant in lieu of foregone salary represents the following number of shares: 3,007 for Mr. Lewis, 1,932 for Mr. Skarupa, 2,684 for Mr. Peixoto, 1,804 for Mr. Gatarz and 1,804 for Mr. Bannon.

(10)
These time-based stock units were granted under the 2010 Stock Plan on June 5, 2013. The vesting commencement date was July 1, 2013 and the stock units are subject to vesting over a three-year time period with one-third (1/3) vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal quarterly installments over the remaining two years, in all cases subject to the named executive officer's continued service with the Company and potential acceleration of vesting that is generally as described under "Executive employment agreements".

(11)
All stock options were granted with an exercise price equal to the fair market value of one of our shares of common stock on the date of grant.

(12)
The market values of the stock units were calculated using our closing share price of $11.17 on the last business day of Fiscal 2014.

(13)
On August 30, 2013, Mr. Skarupa transferred an aggregate of 415,653 vested shares of common stock underlying stock options to his ex-wife pursuant to a marital settlement agreement.

(14)
Upon Mr. Peixoto's March 31, 2014 termination date, he became entitled to the benefits under the Severance Agreement providing for the continuation of the vesting of all time-based equity incentive grants (other than the stock units granted to Mr. Peixoto in exchange for his salary reduction) that have been made to Mr. Peixoto under the Company's equity incentive plans for 12 months following his termination date, and any stock option grants shall remain exercisable for 24 months following this termination date.

Option exercises and stock vested—Fiscal 2014

	Option awards		Stock awards(1)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael V. Lewis	—	—	33,587	$348,724
Andrew A. Skarupa	193,153	$1,789,974	17,415	$179,808
Joseph Peixoto	—	—	25,413	$262,748
Craig Gatarz	—	—	14,325	$147,326
Leo Bannon	—	—	4,779	$45,900

(1)
The stock awards reflected in this column include the full amount of the RSUs granted on November 25, 2013 that vested during Fiscal 2014. These RSUs were granted to each named executive officer in exchange for 25% of the officer's base salary. The RSUs vest every two weeks; however, vested shares are not distributed to each named executive officer until May 25, 2014 and November 24, 2014. Accordingly, the "Value realized on vesting" column in the table above does not necessarily reflect the value realized by the named executive officer in connection with these awards.

Pension benefits

        We do not maintain any defined benefit pension plans.

Nonqualified deferred compensation

        We do not maintain any nonqualified deferred compensation plans. However, pursuant to our tax-qualified 401(k) retirement savings plan as described below, employees may elect to defer between 1% and 100% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Service and we make an employer matching contribution to the plan in the amount of up to 100% of the first 4% of eligible compensation that employees defer each year.

Potential payments upon termination or company transaction

Payments made upon resignation or termination for cause

        If a named executive officer resigns or his employment is terminated by us for cause, the named executive officer will be entitled only to any accrued and unpaid salary and vested benefits and no severance.

Payments made upon involuntary termination by the Company without cause or for good reason by executive, or company transaction

        If a named executive officer who is party to an employment agreement is involuntarily terminated either without cause by us (or by the executive due to a specified good reason), generally the named executive officer will be entitled to a cash payment based on a percentage of his base salary and/or accelerated vesting of at least a portion of his unvested stock options as described above in the "Executive employment agreements" section.

        For purposes of these events, the following definitions are generally applicable:

        "Company transaction" means:

  •
  a merger or consolidation of the Company with or into another company or entity who is not an affiliate of ours; or

  •
  the acquisition of at least 80% of our voting securities by any person other than an affiliate of ours that holds our equity securities; or

  •
  the sale or conveyance of all or substantially all of the Company assets to a person who is not an affiliate of ours.

        "Change in control" means:

  •
  a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or into another unrelated entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

  •
  the acquisition of at least 50% of our voting securities by any person other than an affiliate of ours that holds our equity securities; or

  •
  the sale or disposition of all or substantially all of the Company's assets.

        "Cause" as defined in the 2004 Plan, generally means any of the following acts committed by the executive:

  •
  dishonesty;

  •
  fraud;

  •
  serious willful misconduct;

  •
  unauthorized use or disclosure of confidential information or trade secrets; or

  •
  conviction or confession of a felony.

        "Cause" as defined in the 2010 Stock Plan generally means the above Cause items described under the 2004 Plan plus it includes any other act or omission by a participant that could reasonably be expected to adversely affect the Company's or a subsidiary's or an affiliate's business, financial condition, prospects and/or reputation.

        "Cause" as defined in the named executive officer employment generally means any of the following acts committed by the executive:

  •
  commission of fraud;

  •
  willful misconduct;

  •
  material violation of Company policies or practices;

  •
  use or disclosure of Confidential Information (as defined in the employment agreement) that is unauthorized by the employment agreement; or performance of any act or omission which, if the named executive officer were prosecuted, would constitute a felony, in each case as determined by the Board (or a committee of members of the Board) whose determination shall be conclusive and binding.

        "Disability" means any medically-determined incapacity due to physical or mental illness which makes the named executive officer unable to perform substantially the duties pertaining to his employment with or without reasonable accommodation for a period of six (6) consecutive months.

        Termination by a named executive officer for "good reason" under their employment agreements generally means any of the following:

  •
  a material diminution in base salary;

  •
  a material diminution in authority, duties, reporting or responsibilities;

  •
  a material change in the geographic location at which the named executive officer must perform services to the Company, which shall be defined to be a relocation of the principal workplace to a new location that is more than thirty miles away; or

  •
  a material breach by the Company of the named executive officer's employment agreement.

        Termination by a named executive officer for "good reason" also requires that the named executive officer provide written notice to the Company describing the existence of any "good reason" condition(s) within ninety (90) days of the date of the initial existence of the condition(s). Upon the Company's receipt of such timely written notice, the Company then has thirty (30) days during which it may cure or remedy the condition(s). If the Company does cure or remedy the condition(s) during the thirty (30) day period then "good reason" will be deemed to have not occurred with respect to such condition(s). If the Company does not cure or remedy the condition(s) during the thirty (30) day period, then the named executive officer's employment with the Company will be terminated for "good reason" as of the day following the expiration of the thirty (30) day cure/remedy period.

Hypothetical potential payment estimates

        The table below provides estimates for compensation payable to each named executive officer under hypothetical termination of employment and change in control scenarios under our compensatory arrangements other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table are estimates and assume the hypothetical involuntary termination or change in control occurred on March 31, 2014, the last day of Fiscal 2014, applying the provisions of the agreements that were in effect as of such date. However, for Mr. Peixoto, the amounts below represent the actual benefits that he will receive in Fiscal 2015 if he complies with the terms of his Separation Agreement following his March 31, 2014 termination date. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.

        For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions were:

  •
  Executive's rate of base salary as of March 31, 2014;

  •
  Cash out of all stock options (whose vesting is accelerated) at their then intrinsic value;

  •
  Acceleration (and/or partial acceleration, as applicable) of vesting of outstanding stock units and cash out of these stock units at their then intrinsic value;

  •
  Cash severance as provided under the executive's employment agreement in effect as of March 31, 2014 or, for Mr. Peixoto, his Separation Agreement;

  •
  Company transaction/change in control occurring on March 31, 2014;

  •
  Termination of executive's employment occurring on March 31, 2014;

  •
  Share price of $11.17 on the last business day of Fiscal 2014;

  •
  The executives' employment agreements (or, for Mr. Peixoto, his Separation Agreement) that were in effect as of March 31, 2014 were utilized; and

  •
  Each named executive officer was not eligible and would not receive a pro-rated performance bonus as a severance payment upon either a change in control, involuntary termination or death or disability occurring on March 31, 2014.

        Each of the columns in the table below show the total hypothetical payment estimate upon a specified event and the amounts in the columns should not be aggregated across the table.

	Involuntary termination (without cause or resignation by executive for good reason)	Involuntary termination (without cause or resignation by executive for good reason) during a Change in Control Period(1)
Michael V. Lewis
Cash severance(2)	$1,400,000	$2,800,000
Continuation of health insurance benefits(3)	$12,200	$12,200
Acceleration of vesting of time-based stock options(4)	—	—
Acceleration of vesting of performance-based stock option(6)	—	—
Acceleration of vesting of time-based stock units(4)	$397,641	$397,607
Acceleration of vesting of performance-based stock units(7)	$622,914	$1,868,741

Total	$2,432,754	$5,078,548	(8)

Andrew A. Skarupa
Cash severance(2)	$450,000	$810,000
Continuation of health insurance benefits(3)	$16,586	$24,879
Acceleration of vesting of time-based stock options(5)	—	—
Acceleration of vesting of performance-based stock options(6)	—	—
Acceleration of vesting of time-based stock units(5)	—	$553,373
Acceleration of vesting of performance-based stock units(7)	$156,004	$468,012

Total	$622,593	$1,856,264	(8)

Joseph Peixoto
Cash severance(2)	$937,500	—
Continuation of health insurance benefits(3)	$18,417	—
Acceleration of vesting of performance-based stock options(6)	—	—
Acceleration of vesting of time-based stock units(5)	$233,712	—

Acceleration of vesting of performance-based stock units(7)	$176,806	—

Total	$1,366,433	—

Craig Gatarz
Cash severance (base salary continuation)(2)	$420,000	$756,000
Continuation of health insurance benefits(3)	$24,870	$37,304
Acceleration of vesting of time-based stock options(5)	—	—
Acceleration of vesting of performance-based stock option(6)	—	—
Acceleration of vesting of time-based stock units(5)	—	$456,898

Acceleration of vesting of performance-based stock units(7)	$124,806	$374,418

Total	$569,676	$1,624,620	(8)

Leo Bannon
Cash severance (base salary continuation)(2)	$420,000	$756,000
Continuation of health insurance benefits(3)	$8,124	$12,200
Acceleration of vesting of time-based stock options(5)	—	$31,172
Acceleration of vesting of performance-based stock option(6)	—	—
Acceleration of vesting of time-based stock units (5)	—	$369,101

Acceleration of vesting of performance-based stock units(7)	$89,360	$268,080

Total	$517,484	$1,436,554	(8)

(1)
The Change in Control Period is the time period that commences on the date that is ninety (90) days before a change in control and extends through the date that is twenty-four (24) months after a change in control.

(2)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, he would have received monthly cash severance payments over two years in an aggregate amount equal to 200% of his then annual base salary and a pro-rated cash performance bonus and be eligible for a discretionary bonus for the portion of the year served through his termination date if such termination occurred outside of a Change in Control Period or a lump sum cash severance payment in an amount equal to 400% of his then annual base salary if such termination occurred during a Change in Control Period. If the employment of a named executive officer, other than Mr. Lewis, was terminated either by us without cause or by the named executive for good reason, he would have received ten monthly cash severance payments in an aggregate amount equal to 100% of his then annual base salary and a pro-rated cash performance bonus if such termination occurred outside of a Change in Control Period or a lump sum cash severance payment in an amount equal to 180% of his then annual base salary if such termination occurred during a Change in Control Period. For purposes of this table, it was assumed that Mr. Lewis was not awarded an additional discretionary bonus if he was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason outside of a Change in Control Period. Subject to Mr. Peixoto's compliance with the terms of his Separation Agreement, he will receive cash severance of $937,500 paid in installments over 18 months, with the first installment to be paid on the 55th day after the Mr. Peixoto's March 31, 2014 termination date.

(3)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, he would have received Company-paid medical insurance premium after termination for up to 18 months, whether such termination occurred outside of or during a Change in Control Period. If the employment of a named executive officer, other than Mr. Lewis, was terminated either by us without cause or by the named executive for good reason, he would have received Company-paid medical insurance premiums after termination for up to 18 months if such termination occurred during a Change in Control Period or for up to 12 months if such termination occurred outside of a Change in Control Period. Subject to Mr. Peixoto's compliance with the terms of his Separation Agreement, he will receive reimbursement from the Company for insurance coverage under COBRA for 12 months following his March 31, 2014 termination date or such earlier time as Mr. Peixoto becomes eligible for insurance through another employer.

(4)
If Mr. Lewis was no longer serving as our Chief Executive Officer because his employment as Chief Executive Officer, or his employment with the Company, was terminated either by us without cause or by Mr. Lewis for good reason, and such termination occurred outside of a Change in Control Period, all of his equity-based compensation awards granted during the term of his employment agreement that would have vested (where vesting is based solely on continued employment) would have become additionally vested as if his termination date had occurred twenty-four (24) months later. If such termination or event occurred during a Change in Control Period, all of his unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) would have fully vested as of the later of the "qualifying termination date" or immediately prior to the date of the change in control. In addition, all of Mr. Lewis' unvested equity-based compensation awards would vest in full upon a Change in Control if not assumed by or substituted into comparable equity incentives or if the acquirer's shares are not publicly-traded on an "Established Securities Market". The per share exercise price of each of Mr. Lewis' outstanding options with unvested shares as of March 31, 2014 was greater than the Company's March 31, 2014 share price and therefore the acceleration creates no monetary value for purposes of this table for the acceleration of Mr. Lewis' stock option awards.

(5)
If the employment of the named executive officer was terminated either by us without cause or by the named executive for good reason, and such termination occurred during a Change in Control Period, all of his unvested equity-based compensation awards (excluding any portion of any performance-based vesting awards which are/were forfeited due to failure to achieve the requisite performance objectives) would have fully vested as of the later of the termination date or immediately prior to the date of the change in control. The per share exercise price of the outstanding options with unvested shares as of March 31, 2014 granted to all of the named executive officers other than Mr. Bannon was greater than the Company's March 31, 2014 share price. As a result, the acceleration created no monetary value for Messrs. Skarupa, Peixoto or Gatarz for purposes of this table for the acceleration of stock option awards. Subject to Mr. Peixoto's compliance with the terms of his Separation Agreement, he is entitled to continuation of the vesting of all equity incentive grants that have been made to Mr. Peixoto under the Company's equity incentive plans (other than the stock units granted to Mr. Peixoto in exchange for his salary reduction) for 12 months following his March 31, 2014 termination date, which such equity incentive grants shall remain exercisable for 24 months following such termination date.

(6)
If Mr. Lewis was involuntarily terminated without cause or resigned for good reason, or upon a change in control upon March 31, 2014, Mr. Lewis' performance-based stock option would accelerate to the extent that the performance goal (our TSR relative to the Index) is met as of such termination or change in control as of such termination. In addition, Mr. Lewis' performance-based stock options would accelerate vesting upon Mr. Lewis' death or disability. The per share exercise price of Mr. Lewis' performance-based stock options is higher than the Company's March 31, 2014 and as a result, any acceleration of Mr. Lewis' performance-based stock option award has no monetary value for purposes of this table.

(7)
If the executive officer was involuntarily terminated without cause or resigned for good reason, the performance-based stock units will remain in effect through the completion of the performance period ending on March 31, 2015 and would vest based on the Company's achievement of performance goals as of such time, reduced pro rata for the executive's period of service during the performance period. Upon a change in control, the performance-based stock units will vest based on the greater of actual achievement at such time or target achievement. In addition, the performance-based stock units would accelerate vesting with respect to the target number of shares upon the executive officer's death or disability. Subject to Mr. Peixoto's compliance with the terms of his Separation Agreement, he is entitled to continuation of the vesting of all equity incentive grants that have been made to Mr. Peixoto under the Company's equity incentive plans (other than the stock units granted to Mr. Peixoto in exchange for his salary reduction) for 12 months following his March 31, 2014 termination date, which such equity incentive grants shall remain exercisable for 24 months following such termination date. The amounts in the table above assume that the Company achieves target performance.

(8)
In the event the named executive officer was owed payments that would be subject to golden parachute excise taxes, then such payments would be reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would have been in a better economic position by receiving all payments. For purposes of showing the potential payment amounts before any possible reduction due to excise taxes, the numbers reflected in this column assume that there was no reduction.

Incentive compensation plans

        The Company currently maintains three equity compensation plans: the 2004 Plan, the 2010 Stock Plan and the 2011 Employee Stock Purchase Plan, and also a performance-based bonus compensation program named the 2010 Management Incentive Plan.

2004 Stock Incentive Plan

        The 2004 Plan terminated with respect to issuing new awards on July 21, 2010, the closing date of our IPO, although previously issued and outstanding 2004 Plan awards will continue to be outstanding and governed by the terms of the 2004 Plan and the applicable award agreement.

        The 2004 Plan is currently administered by the Compensation Committee, which has the authority, among other things, to:

  •
  Determine eligibility to receive awards;

  •
  Determine the types and number of shares of stock subject to awards;

  •
  Determine the terms and conditions of awards;

  •
  Delegate administrative duties; and

  •
  Construe and interpret the terms of the plan, award agreements, and other related documents.

        The 2004 Plan provided for the grant of awards to our employees, non-employee directors, consultants, agents, advisors, or independent contractors or those of our affiliates. The 2004 Plan provided for grants in the form of stock options (which could be either incentive stock options or nonqualified stock options), stock appreciation rights, stock, restricted stock, stock units and/or other cash-based awards or other incentives payable in cash or in shares.

        A stock option gives the participant the right to buy a specified number of shares of our common stock for a fixed price during a fixed period of time. While incentive stock options were to be granted only to employees, the 2004 Plan provided that nonstatutory stock options or restricted stock purchase rights were allowed to be granted to any eligible participant. The option exercise price of all stock options granted under the 2004 Plan was determined by the Board, except that the 2004 Plan prohibited any stock option grant at a price that was less than 85% of the fair market value of the stock on the date of grant and any incentive stock option grant at a price that was less than 100% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Board or Compensation Committee, but in no event after the tenth anniversary of the date of grant. The stock option grant agreements generally provide for some or all of the unvested options to vest immediately when certain events occur, including a company transaction. Unvested stock options are subject to forfeiture for non-qualifying terminations of employment.

        As of June 4, 2014, 2,010,201 shares have been issued under the 2004 Plan and there were 1,982,701 shares subject to outstanding stock options granted under the 2004 Plan. If any of such outstanding stock options are forfeited or canceled without being exercised then the shares underlying such options will not become available for issuance.

2010 Stock Incentive Plan

        In April 2010, our Board unanimously adopted the RealD Inc. 2010 Stock Incentive Plan, or the 2010 Stock Plan, and in June 2010 our stockholders approved the 2010 Stock Plan. The 2010 Stock Plan replaced the 2004 Plan for all equity-based compensation awards to the named executive officers and other employees. Unless terminated earlier, the 2010 Stock Plan will terminate on April 8, 2020.

        The 2010 Stock Plan is currently administered by the Compensation Committee of our Board, which has the authority, among other things, to:

  •
  determine eligibility to receive awards;

  •
  determine the types and number of shares of stock subject to awards;

  •
  determine the price and terms of awards and the acceleration or waiver of any vesting;

  •
  determine performance goals or forfeiture restrictions and other terms and conditions; and

  •
  construe and interpret the terms of the plan, award agreements and other related documents.

        Any of our employees, directors, non-employee directors and consultants, as determined by the Compensation Committee, may be selected to participate in the 2010 Stock Plan. We may award these individuals with one or more of the following types of awards and all awards will be evidenced by an executed agreement between us and the grantee:

  •
  stock options;

  •
  stock appreciation rights;

  •
  restricted stock awards; or

  •
  stock units.

        Stock options may be granted under the 2010 Stock Plan, including incentive stock options, as defined under Section 422 of the Code, and nonstatutory stock options. A stock option gives the participant the right to buy a specified number of shares of our common stock for a fixed price during a fixed period of time. The exercise price of all stock options granted under the 2010 Stock Plan will be determined by the Compensation Committee except that all options must have an exercise price that is not less than 100% of the fair market value of the underlying shares on the date of grant. The Compensation Committee may, in its discretion, subsequently reduce the exercise price of an option to the then-fair market value of the underlying shares as of the date of such price reduction. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant.

        Stock appreciation rights entitle a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the stock appreciation right over the exercise price of the stock appreciation rights. We may pay that amount in cash, in shares of our common stock, or in a combination of both. The exercise price of all stock appreciation rights granted under the 2010 Stock Plan will be determined by the Compensation Committee, except that all stock appreciation rights must have an exercise price that is not less than 100% of the fair market value of the underlying shares on the date of grant. The Compensation Committee may, in its discretion, subsequently reduce the exercise price of a stock appreciation right to the then-fair market value of the underlying shares as of the date of such price reduction.

        A restricted stock award is the grant of shares of our common stock at a price determined by the Compensation Committee (including zero), and which may be subject to a substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of vesting, participants holding shares of restricted stock generally will have full voting and dividend rights with respect to such shares.

        A stock unit is a bookkeeping entry that represents the equivalent of a share of our common stock. A stock unit is similar to a restricted stock award except that participants holding stock units do not have any stockholder rights until the stock unit is settled with shares. Stock units represent an unfunded and unsecured obligation for us and a holder of a stock unit has no rights other than those of a general creditor.

        Subject to certain adjustments in the event of a change in capitalization or similar transaction, as of the April 2010 adoption of the 2010 Stock Plan, we could issue a maximum of 3,750,000 shares of our common stock under the 2010 Stock Plan. Similarly, subject to certain adjustments in the event of a change in capitalization or similar transaction, the maximum aggregate number of shares that may be issued in connection with any type of award, including incentive stock options, under the 2010 Stock Plan was 3,750,000 shares. Additionally, the maximum number of shares available for issuance under the 2010 Stock Plan and that may be issued in connection with any type of award, including incentive stock options, under the 2010 Stock Plan automatically increases, without the need for further approval by our stockholders, each January 1st through and including January 1, 2020, by a number of shares equal to the lesser of (i) 4% of the number of shares issued and outstanding on the immediately preceding December 31 or (ii) 3,000,000 shares or (iii) an amount determined by our Board. Shares subject to awards that expire or are canceled will again become available for issuance under the 2010 Stock Plan.

        Pursuant to the automatic increases under the 2010 Plan described above, effective as of January 1, 2011, our Board authorized an additional 1,950,400 shares that could be issued under the 2010 plan, effective as of January 1, 2012, our Board authorized an additional 2,178,750 shares that could be issued under the 2010 Stock Plan, effective as of January 1, 2013, our Board authorized an additional 2,008,109 shares that could be issued under the 2010 Stock Plan, and effective as of January 1, 2014, our Board authorized an additional 1,970,372 shares that could be issued under the 2010 Stock Plan so that a new maximum total of 11,857,631 shares could be issued under the 2010 Stock Plan. As of June 4, 2014, a maximum of 11,857,631 shares have been authorized for issuance under the 2010 Stock Plan, there were 9,357,924 shares subject to outstanding stock options and stock units granted under the 2010 Stock Plan, and 2,499,707 shares remained available for the grant of new stock awards under the 2010 Stock Plan.

        To the extent that an award is intended to qualify as performance-based compensation under Section 162(m) of the Code, then the maximum number of shares of common stock issuable in the form of each type of award under the 2010 Stock Plan to any one participant during a fiscal year shall not exceed 3,000,000 shares, in each case with such limit increased to 6,000,000 shares for grants occurring in a participant's year of hire. Additionally, no participant shall receive in excess of the aggregate amount of 3,000,000 shares pursuant to all awards issued under the 2010 Stock Plan during any fiscal year, with such aggregate limit increased to 6,000,000 shares for awards occurring in a participant's fiscal year of hire or during the first fiscal year that a participant becomes a covered employee whose compensation is subject to the tax deduction limits of Section 162(m) of the Code.

        The 2010 Stock Plan provides that in the event there is a change in control and the applicable agreement of merger or reorganization provides for assumption or continuation of the awards, no acceleration of vesting shall occur. In the event that a change in control occurs with respect to us and there is no assumption or continuation of awards, all outstanding awards under the 2010 Stock Plan shall vest and become exercisable as of immediately before such change in control. The term "change in control" under the 2010 Stock Plan is generally defined to include: (i) a merger or consolidation of the Company with or into another unrelated entity, (ii) the acquisition, pursuant to a statutory stock exchange, of at least 80% of our voting securities, (iii) the sale of all or substantially all of our assets or (iv) certain changes in the majority of our Board members during any 24-month consecutive period.

        The 2010 Stock Plan provides our non-employee directors with the ability to receive restricted stock grants or stock units under the 2010 Stock Plan in lieu of their annual cash retainer which is provided to them under our annual non-employee directors' compensation program, as described further in "Compensation of directors."

        Under the 2010 Stock Plan, we may cause the cancellation of any award, request reimbursement of any award by a participant and effect any other right of recoupment of equity or other compensation provided under the 2010 Stock Plan in accordance with our policies and/or applicable law. In addition, a participant in the 2010 Stock Plan may be required to repay us certain previously paid compensation, whether provided under the 2010 Stock Plan or an award agreement under the 2010 Stock Plan, in accordance with any recoupment policy of the Company.

        The Board may terminate, amend or modify the 2010 Stock Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule.

2011 Employee Stock Purchase Plan

        In June 2011, our Board unanimously adopted the RealD Inc. 2011 Employee Stock Purchase Plan, or the ESPP, and in July 2011 our stockholders approved the ESPP.

        Under the ESPP, our employees, including our named executive officers, have an opportunity to acquire our common shares at a specified discount from the fair market value as permitted by Section 423 of the Code. The Compensation Committee will administer the ESPP and the board of directors may amend or terminate the ESPP subject to obtaining any required stockholder approval. The Compensation Committee has approved utilizing six month offering periods and a purchase price discount of 15% from the lower of the fair market value of a common share on the offering date or the purchase date but the Compensation Committee retains the discretion to alter these terms. The ESPP is intended to comply with the requirements of Section 423 of the Code. As required by Section 423 of the Code, participants in the ESPP will generally all have the same rights and privileges.

        We authorized and reserved a total of 500,000 shares of our common stock for issuance under the ESPP. We will make appropriate adjustments to the number of authorized shares and to outstanding purchase rights to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the ESPP. As of June 4, 2014, 313,036 shares of common stock remained available for issuance under the ESPP.

        The board of directors may terminate, amend or extend the ESPP at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or stock exchange rule. Unless terminated earlier, the ESPP will terminate on September 30, 2031.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of March 31, 2014, including our 2004 Plan, our 2010 Stock Plan and our ESPP. No warrants are outstanding under any of the foregoing plans. All of our equity compensation plans were adopted with the approval of our stockholders.

Plan Category	Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,881,286	$12.24	4,299,582	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,881,286	$12.24	4,299,582	(2)

(1)
The weighted average exercise price excludes stock unit awards, which have no exercise price.

(2)
Consists of (i) 4,228,295 shares of common stock available for issuance pursuant to the grant of new stock awards under the 2010 Stock Plan and (ii) 313,036 shares of common stock available for issuance under the ESPP. There was no ongoing offering period and therefore zero shares underlying outstanding purchase rights as of March 31, 2014. There are no further shares available for issuance under the 2004 Plan other than those underlying outstanding stock options as indicated in the "Share of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights" column above.

As described above, the number of shares of our common stock reserved for issuance under our 2010 Stock Plan will automatically increase January 1 of each year through and including January 1, 2020, by a number of shares of common stock equal to the lesser of (i) 4% of the number of shares issued and outstanding on the immediately preceding December 31 or (ii) 3,000,000 shares or (iii) an amount determined by our Board.

2010 Management Incentive Plan

        In June 2010, our Board unanimously approved a 2010 performance-based bonus compensation program in which our named executive officers are eligible to participate. This bonus plan is named the RealD Inc. 2010 Management Incentive Plan, or the 2010 MIP. The 2010 MIP is intended to be exempt from the compensation deduction limitations imposed by Code Section 162(m) until the first meeting of our stockholders in which our Board members are elected after the end of calendar year 2013. Our Board may amend or terminate the 2010 MIP at any time provided that any such amendment or termination will not adversely affect any outstanding bonus opportunity without the participant's written consent.

        The Compensation Committee administers the 2010 MIP. Guidelines, procedures and mechanics of the plan's administration may be promulgated by resolutions of the committee. Under the 2010 MIP, the Compensation Committee, in its discretion, shall:

  •
  select the participants who will be eligible to earn a bonus under this plan;

  •
  determine the bonus amounts and targets;

  •
  establish any performance goals with respect to a bonus along with any associated performance period(s); and

  •
  prescribe all other terms and conditions of a participant's bonus opportunity.

        Any employee who is an officer of ours within the meaning of Rule 16a-1(f) of the Exchange Act will be eligible to be selected to participate in the 2010 MIP.

        Bonus amounts that have been earned will be paid in cash to a participant on any date designated by the Compensation Committee that occurs during the 2 1/2 month period immediately following the end of the performance period in which the applicable bonus amount was earned or upon an earlier change in control if such earlier-in-time payment would not cause the imposition of taxes under Code Section 409A. No one participant may receive bonus payments under the 2010 MIP that in the aggregate exceed $5 million in any fiscal year.

        On and after the date, if any, that compensation paid under the 2010 MIP is subject to the compensation deduction limits imposed by Code Section 162(m), then any bonuses that are intended to qualify as performance-based compensation under Code Section 162(m) shall be administered by the Compensation Committee to comply with the applicable requirements of Code Section 162(m).

        Under the 2010 MIP, we may cause the cancellation of any bonus, request reimbursement of any bonus by a participant and effect any other right of recoupment of equity or other compensation provided under the 2010 MIP in accordance with our policies and/or applicable law. In addition, a participant in the 2010 MIP may be required to repay us certain previously paid compensation, whether provided under the 2010 MIP or a bonus under the 2010 MIP, in accordance with any recoupment policy of ours.

401(k) plan

        The 401(k) retirement savings plan is a defined contribution plan established in accordance with Section 401(a) of the Code. Employees may elect to defer between 1% and 100% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Service and we make an employer matching contribution to the plan in the amount of up to 100% of the first 4% of eligible compensation that employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code.

Compensation of directors

        Prior to our IPO in July 2010, we generally did not provide any cash or equity compensation to our non-employee directors or grant any stock awards to our non-employee directors. While we previously on occasion granted stock options to our non-employee directors in connection with their services, prior to our IPO, we did not have a formal policy in place with respect to such awards.

        Directors who are also one of our employees, such as Mr. Lewis, do not and will not receive any compensation for their services as our directors while they are also serving as an employee. Directors have been and will continue to be reimbursed for travel and other expenses directly related to activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current certificate of incorporation and bylaws, and indemnification agreements.

        We maintain a compensation program for non-employee directors which provides for automatic cash and equity compensation to each of our non-employee directors. The program was originally adopted by the board of directors in April 2010 in connection with our IPO and subsequently approved by the board of directors for each subsequent fiscal year. The terms of the program for Fiscal 2014 are described below, which remain unchanged from the terms of the program for Fiscal 2013. Mr. Biondi serves as the lead independent director of our board of directors until his successor has been duly appointed and qualified or until his earlier resignation or removal. The lead director will (i) preside at executive sessions of the non-management and/or independent directors, (ii) preside at meetings of the board of directors in the absence of the chairperson of our board of directors, (iii) review agendas for board of directors meetings and (iv) assume such other functions as the board of directors may deem appropriate.

        The following table presents our non-employee director compensation program for Fiscal 2014. The Compensation Committee did not make any changes to the non-employee director compensation program for Fiscal 2015.

Elements:	Cash retainer/fees	Annual restricted stock units award
Annual retainer	$35,000	$135,000
Newly-elected director one-time payment	—	$50,000
Chairman and Lead Independent Director	$25,000	—
Audit committee chair	$15,000	—
Compensation Committee chair	$10,000	—
Nominating and governance committee chair	$7,500	—
Attendance at meetings:
In-person meeting—in-person attendance	$1,500 per meeting	—
In-person meeting—telephonic attendance	$1,000 per meeting	—
Telephonic meeting	$1,500 per meeting	—
Telephonic meeting (lasting less than 30 minutes)	$1,000 per meeting	—

        Continuing directors were provided an annual stock units award in addition to a cash retainer to encourage directors to have a direct and material investment in our common stock. This stock units award vests at the rate of 1/12 per month on the first day of each of the 12 months following the month of the grant date, subject to continued service on our Board. This annual stock units award will be pro-rated for service if a director joins mid-year, which is measured from annual stockholder meeting to annual stockholder meeting. For Fiscal 2014, the annual stock unit awards were granted on August 8, 2013 (which was the date of our annual meeting of stockholders) when our share price was $10.00 and the award covered 13,500 shares.

        Shares underlying stock units awards, including any accumulated dividends, will be distributed, become salable and create taxable income at the sooner to occur of five years from the date of grant, separation from the Board, or a change in control, as defined in the stock units agreement. In addition, the vesting of a director's stock unit award(s) will fully accelerate upon the earlier to occur of a change in control (as defined in the stock units agreement) or termination of the director's service because of death or disability (as defined in the stock units agreement).

        Continuing directors are also provided an annual cash retainer that is paid in equal installments on a quarterly basis for each of our non-employee directors. Each director may also defer payment of all or a portion, in an amount equal to at least 50% of his or her annual cash retainer fee, into a stock unit account. The election must be made prior to the beginning of the annual board of directors cycle, which the Board has decided shall be each July 1 and such election may need to be made earlier as necessary to comply with Section 409A of the Code. The Board retains the ability to change this cycle under the 2010 Stock Plan. The number of stock units to be credited to each director's account is determined based on dividing the dollar amount of the deferred compensation by the closing price of a share of our common stock on the date of grant of the stock unit award.

        In addition to the annual stock units award and cash retainer referenced in the above table, a newly elected director will also receive a special one-time stock units award, valued at $50,000, in connection with his or her commencement of service on the Board. The one-time stock units award has similar terms to those of the annual stock units award except that it will vest at the rate of 1/24 per month on the first day of each of the 24 months following the month of the grant date, subject to continued service on the Board. In addition, the vesting of a newly elected director's one-time stock unit award will fully accelerate upon the earlier to occur of a change in control (as defined in the stock units agreement) or termination of the director's service because of death or disability (as defined in the stock unit agreement). The special one-time $50,000 cash payment, like the annual cash retainer, may be deferred, in an amount equal to at least 50% of the director's special one-time cash payment, into a stock unit account.

        To promote long-term alignment of directors and stockholder interests, we require a five-year holding period for each of the stock unit grants and we also maintain stock ownership guidelines for our non-employee directors. These guidelines currently require that the directors own common stock with a value that equals or exceeds five times their annual cash retainer (excluding the cash retainers received, if any, for serving on any of our committees and excluding meeting fees). The shares underlying a director's stock units (both vested and unvested) count towards the stock ownership requirement, but shares underlying unexercised stock options (if any) do not count towards this requirement. Until the stock ownership guidelines are satisfied, all net after-tax profit shares must be held after stock units are settled with shares or after exercise of stock options. This mandatory share retention requirement is released during any time period that the director has satisfied the stock ownership guidelines.

Director Compensation—Fiscal 2014

Name	Fees earned or paid in cash	Stock Awards(1)	All Other Compensation	Total
Laura Alber	$44,000	$135,000	—	$179,000
Frank Biondi	$93,500	$135,000	—	$228,500
Richard L. Grand-Jean	$66,500	$135,000	—	$201,500
David Habiger	$51,000	$135,000	—	$186,000
P. Gordon Hodge	76,500	$135,000	—	$211,500
Sherry Lansing	$48,000	$135,000	—	$183,500

(1)
Represents the aggregate grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all stock units granted to the director during Fiscal 2013. Assumptions used to calculate the fair market value of a common share for these awards are included in Note 9, "Share-based compensation," to our consolidated financial statements for the year ended March 31, 2014, which are included in our Form 10-K that was filed with the SEC on June 5, 2014.

        As of March 31, 2014, our current non-employee directors held the following number of outstanding stock options and stock awards:

Name	Unvested Restricted Stock Units	Vested Restricted Stock Units
Laura Alber	7,643	16,200
Frank Biondi	5,625	39,605
Richard L. Grand Jean	5,625	39,605
David Habiger	5,625	32,158
P. Gordon Hodge	5,625	39,605
Sherry Lansing	5,625	39,605

COMPENSATION COMMITTEE REPORT

        The following report has been submitted by the Compensation Committee of the Board:

        The Compensation Committee of the Board has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this definitive Proxy Statement for our Annual Meeting, which is incorporated by reference in our 2014 Annual Report, each as filed with the SEC.

        The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Frank J. Biondi, Chair David Habiger Sherry Lansing

 PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

        The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015, subject to ratification by our stockholders.

        Ernst & Young LLP has served as our auditor since 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

        If the stockholders fail to ratify the selection of our independent registered accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

        All fees billed to us by Ernst & Young LLP were pre-approved by the Audit Committee. Fees billed to us by Ernst & Young LLP during Fiscal 2013 and 2014 were as follows:

Services	Fiscal 2013	Fiscal 2014
Audit Fees	$1,120,612	$1,183,250
Tax Fees	$1,046,810	$779,787
All Other Fees	$2,000	$2,000

Total	$2,169,422	$1,965,037

  •
  Audit Fees:  Audit fees for Fiscal 2013 and 2014 were for professional services rendered in connection with audits of our consolidated financial statements, statutory audits of our subsidiary companies, quarterly reviews and assistance with documents that we filed with the SEC (including our Forms S-8, 10-Q, 10-K and 8-K).

  •
  Audit-Related Fees:  RealD was not billed any audit-related fees by Ernst & Young LLP in Fiscal 2013 or 2014.

  •
  Tax Fees:  Tax fees for Fiscal 2013 and 2014 were for tax return preparation assistance and expatriate tax services, general tax planning and international tax consulting.

  •
  All Other Fees:  Other fees billed by Ernst & Young LLP for Fiscal 2013 and 2014 related to use of Ernst & Young LLP's online research tool and other miscellaneous matters.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

 PROPOSAL THREE
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation and other related tables and narratives accompanying those tables).

        As described in detail under the "Compensation Discussion and Analysis" section above, our compensation policies are designed to be competitive with comparable employers and to align management's incentives with both near term and long-term interests of our stockholders. We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our named executive officers and reward them for achieving the Company's strategic initiatives and objective measures of success. The Compensation Committee and Board believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

        The vote on this resolution, commonly known as the "say-on-pay" proposal, is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board or the Company nor require our Board or Compensation Committee to take any action. However, our Board and Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

        Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

Vote Required

        The approval of the resolution set forth above requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be included in the number of shares present and entitled to vote on this Proposal Three and, accordingly, will have the effect of a vote "AGAINST" Proposal Three. Broker non-votes will not be considered as present and entitled to vote on this Proposal Three. Therefore, a broker non-vote will not be counted and will have no effect on this Proposal Three other than to reduce the number of affirmative votes required to approve this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SEC.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date, except as described below, by:

  •
  each of our directors and director nominees;

  •
  our Chief Executive Officer, our Chief Financial Officer, each of the three most highly compensated individuals who served as our other executive officers at fiscal year-end, whom we collectively identify as our "named executive officers";

  •
  our directors, director nominees and executive officers as a group; and

  •
  each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of any class of our common stock.

        Applicable beneficial ownership percentages listed below are based on 49,896,772 shares of common stock outstanding as of the Record Date. The business address for each of our directors and executive officers is our corporate headquarters at 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210.

	Shares Beneficially Owned(1)
	Common Stock
	Shares	%
Directors, director nominees and executive officers
Michael V. Lewis(2)	6,517,252	13.1%
Andrew A. Skarupa(3)	387,901	*
Joseph Peixoto(4)	1,598,716	3.2%
Leo Bannon(5)	185,656	*
Craig S. Gatarz(6)	561,892	1.1%
Gary Sharp(7)	207,758	*
Laura J. Alber	22,741	*
Frank J. Biondi	52,388	*
Richard L. Grand-Jean	52,288	*
David Habiger	46,341	*
P. Gordon Hodge	246,988	*
Sherry Lansing	44,288	*
All current directors, director nominees and executive officers as a group (12 persons)	9,924,209	19.9%
5% or greater stockholders
Janus Capital Management(8)	1,852,789	3.7%
T. Rowe Price Associates, Inc.(9)	4,474,800	9.0%
Bares Capital Management, Inc.(10)	8,016,910	16.1%
BlackRock, Inc.(11)	3,465,487	6.9%
Altai Capital Management, L.P.(12)	4,839,000	9.7%
Starboard Value LP(13)	3,100,000	6.2%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying restricted stock units and options held by that person that will vest and be exercisable within

  60 days of June 19, 2014 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Consists of: (i) 5,350,985 shares of common stock held by Michael V. Lewis Trustee of the MVL Trust dated August 3, 2010; (ii) 1,115,000 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014; and (iii) 51,267 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014. Mr. Lewis is the sole trustee of the trust and has sole voting and investment power over all of the shares held by the trust.

(3)
Consists of: (i) 353,404 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014, and (ii) 34,497 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014.

(4)
Consists of: (i) 1,561,424 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014 and (ii) 37,292 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014.

(5)
Consists of: (i) 177,656 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014 and (ii) 8,000 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014.

(6)
Consists of: (i) 13,950 shares of common stock held by Mr. Gatarz; (ii) 517,103 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014; and (iii) 30,839 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014.

(7)
Consists of: (i) 198,749 shares of common stock underlying options that are exercisable within 60 days of June 19, 2014 and (ii) 9,009 shares of common stock underlying restricted stock unit awards that are exercisable within 60 days of June 19, 2014.

(8)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC on January 31, 2014 by Janus Capital Management LLC ("Janus"), which indicated that such entity has beneficial ownership of all of the reported shares, and sole voting power and sole dispositive power with respect to all of the reported shares. Janus' address is 151 Detroit Street, Denver, CO 80206.

(9)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC on February 11, 2014 by a joint filing group consisting of T. Rowe Price Associates, Inc. ("T. Rowe Associates") and T. Rowe Price Science & Technology Fund, Inc. ("T. Rowe Fund" and together with T. Rowe Associates, the "T. Rowe Entities"), which indicated that (i) T. Rowe Associates has beneficial ownership of all of the reported shares and sole voting power with respect to 844,100 shares, shared voting power with respect to no shares and sole dispositive power with respect to all of the reported shares and (ii) T. Rowe Fund has beneficial ownership and sole voting power with respect to 3,310,900 of the reported shares. The address of the T. Rowe Entities is 100 East Pratt St., Baltimore, MD 21202.

(10)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed with the SEC on February 18, 2014 by Bares Capital Management, Inc. ("Bares"), which indicated that such entity has beneficial ownership of all of the reported shares and sole voting power and sole dispositive power with respect to all of the reported shares. Bares' address is 12600 Hill Country Blvd., Suite R-230, Austin, TX 78738.

(11)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13G, filed with the SEC on January 30, 2014 by BlackRock, Inc. ("Blackrock"), which indicated that such entity has beneficial ownership of all the reported shares and sole voting power with respect to 3,328,765 shares and sole dispositive power with respect to all of the reported shares. Blackrock's address is 40 East 52nd Street, New York, NY 10022.

(12)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13D, filed with the SEC on February 7, 2014 by a joint filing group consisting Altai Capital Management, L.P., Altai Capital Management, LLC, Rishi Bajaj, Toby E. Symonds and Steven V. Tesoriere (collectively, the "Altai Entities"), which indicated that the Altai Entities have beneficial ownership of all of the reported shares, and shared voting power and shared dispositive power with respect to all of the reported shares. The address of the Altai Entities is 152 West 57th Street, 10th Floor, New York, NY 10019.

(13)
The ownership information set forth in the table is based on information contained in a statement on Schedule 13D, filed with the SEC on May 2, 2014 by a joint filing group consisting Starboard Value LP ("Starboard Value LP"), Starboard Value and Opportunity Master Fund LTD ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP" and together with Starboard R LP and Starboard C LP, the "Starboard R/C Entities"), Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP" and together with Principal GP, Principal Co, Starboard Value GP and Starboard Value LP, the "Starboard Value Entities"), Jeffrey C. Smith ("Smith"), Mark R. Mitchell ("Mitchell") and Peter A. Felt ("Felt" and together with Mitchell and Smith, the "Starboard Partners"), which indicated (i) that the Starboard Value Entities have beneficial ownership of all the reported shares and sole voting power and sole dispositive power with respect to all the reported shares; (ii) that the Starboard Partners have beneficial ownership of all of the reported shares and shared voting power and shared dispositive power with respect to all of the reported shares; (iii) that the Starboard V&O Fund has beneficial ownership of 1,792,084 of the reported shares and sole voting and sole dispositive power with respect to 1,792,084 of the reported shares; (iv) that the Starboard R/C Entities have beneficial ownership of 241,744 of the reported shares and sole voting power and sole dispositive power with respect to 241,744 of the reported shares; and (v) that Starboard S LLC has beneficial ownership of 436,774 of the reported shares and sole voting and sole dispositive power with respect to 436,774 of the reported shares. The address of the Starboard Value Entities, the Starboard R/C Entities, Starboard S LLC and the Starboard Partners is 830 Third Avenue, 3rd Floor, New York, New York 10022. The address of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC and the NYSE. Such directors and executive officers and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16 forms that they file. We periodically remind our directors and executive officers of their reporting obligations and assist in making the required disclosures once we have been notified that a reportable event has occurred. We are required to report in this Proxy Statement any failure by any of the above-mentioned persons to make timely Section 16 reports.

        Based solely on our review of the copies of such forms received by us, and written representations from our directors and executive officers, we are unaware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or greater than 10% stockholders during Fiscal 2014, with the exception of: (i) one late report on Form 4 for Mr. Lewis relating to the vesting of a performance-based stock option award for 165,000 shares,

(ii) one late report on Form 4 for Mr. Peixoto relating to the vesting of a performance-based stock option award for 25,500 shares, (iii) one late report on Form 4 for Mr. Skarupa relating to the vesting of a performance-based stock option award for 21,000 shares, (iv) one late report on Form 4 for Mr. Gatarz relating to the vesting of a performance-based stock option award for 12,000 shares, (v) one late report on Form 4 for each of Ms. Alber, Mr. Biondi, Mr. Habiger, Mr. Grand-Jean, Mr. Hodge and Ms. Lansing relating to the acquisition of an annual restricted stock units award for 13,500 restricted stock units each. In each case, the late reports on Form 4 described above were due to administrative errors.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, we and a number of brokers with account holders who are RealD stockholders will be "householding" our proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or your broker (if you are a beneficial owner) that we or they, as applicable, will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability, or if you currently receive multiple copies and would like to request "householding" of your communications, please notify the Company or your broker. Direct your written request to the Company to Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210 or contact our Corporate Secretary at (310) 385-4066.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Craig Gatarz
Chief Operating Officer and General Counsel

June 20, 2014

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2014 is available without charge upon written request to: Corporate Secretary, RealD Inc., 100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 7, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 7, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received prior to the Annual Meeting. RealD Inc. 100 N. CRESCENT DRIVE SUITE 200 BEVERLY HILLS, CA 90210 M76665-P54713 To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below. RealD Inc. For All Except Withhold All For All The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Laura J. Alber 02) David Habiger The Board of Directors recommends you vote FOR the following proposals: Abstain For Against ! ! ! 2. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015. ! ! ! 3. A non-binding advisory vote approving the compensation of RealD's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion in the proxy statement under the caption "Compensation Discussion and Analysis." NOTE: Such other business as may properly come before the meeting or any adjournment thereof. No Yes ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M76666-P54713 RealD Inc. Annual Meeting of Stockholders August 8, 2014 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby authorize(s) and appoint(s) Michael V. Lewis, Andrew A. Skarupa or Craig Gatarz as proxies with full power in each to act without the others and with the power to appoint a substitute, and hereby authorize(s) any of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of RealD Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on August 8, 2014 at 10:00 AM, local time, at RealD Inc.,100 N. Crescent Drive, Suite 200, Beverly Hills, California 90210, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations set forth in the proxy statement accompanying this proxy card and in accordance with the discretion of the proxies with respect to any amendments or variations on the proposals identified on the reverse side and any other matters that may properly come before the Annual Meeting of Stockholders. Continued and to be signed on reverse side